Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-204781
333-204781-01

Preliminary Prospectus Supplement

(To Prospectus dated June 5, 2015)

12,750,000 Paired Shares

Extended Stay America, Inc.

ESH Hospitality, Inc.

The selling stockholders identified in this prospectus supplement are offering 12,750,000 shares of paired common stock, each comprised of one share of common stock of Extended Stay America, Inc. and one share of Class B common stock of ESH Hospitality, Inc., which are attached and trade together. We refer to these paired shares collectively in this prospectus supplement and the accompanying prospectus as the “Paired Shares.” The selling stockholders will receive all of the net proceeds from the sale of the Paired Shares in this offering and we will not receive any of the proceeds from the sale of the Paired Shares being sold by the selling stockholders.

Extended Stay America, Inc. and ESH Hospitality, Inc. have entered into an agreement with the selling stockholders to repurchase 1,275,000 Paired Shares directly from the selling stockholders in a private, non-underwritten transaction at a price per share equal to the price paid by the underwriter in this offering. The share repurchase is expected to be consummated concurrently with the offering and is conditioned upon the closing of this offering. The closing of this offering is not conditioned upon the consummation of the share repurchase. See “Summary—Recent Developments—Share Repurchase.”

ESH Hospitality, Inc. has elected and intends to continue to qualify to be taxed as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes. The Paired Shares offered by this prospectus supplement are subject to restrictions on ownership and transfer that are intended to, among other purposes, assist us in qualifying for and maintaining ESH Hospitality, Inc.’s qualification as a REIT. The charters of Extended Stay America, Inc. and ESH Hospitality, Inc. generally limit ownership (actual or constructive) to no more than 9.8% of the outstanding shares of any class or series of capital stock. The 250,493,583 shares of ESH Hospitality, Inc.’s Class A common stock held entirely by Extended Stay America, Inc., are excluded from the ownership restrictions.

The Paired Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STAY.” The last reported sale price of the Paired Shares on the NYSE on November 14, 2016 was $15.26 per share.

Investing in the Paired Shares involves a high degree of risk. See “Risk Factors” in our combined annual report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 23, 2016 (as such risk factors may be updated from time to time in our public filings) to read about the factors you should consider before buying the Paired Shares.

The underwriter has agreed to purchase the Paired Shares from the selling stockholders at a price of $14.76 per share, which will result in approximately $188.2 million of aggregate proceeds to the selling stockholders before expenses. The Paired Shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Paired Shares against payment in New York, New York on November 18, 2016.

J.P. Morgan

Prospectus Supplement dated November 14, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize to be delivered to you. Neither we, the selling stockholders, nor the underwriter have authorized any person to provide you with any additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in the documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering before deciding to invest in the Paired Shares. In making your investment decision, you should also rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”). See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement.

The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

In this prospectus supplement, the terms the “Company,” “Extended Stay,” “Extended Stay America,” “we,” “our” and “us” refer to Extended Stay America, Inc. (the “Corporation”), a Delaware corporation, and its controlled subsidiary, ESH Hospitality, Inc. (“ESH REIT”), a Delaware corporation, and their respective subsidiaries considered as a single enterprise.

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SUMMARY

This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision, especially the risks discussed under “Risk Factors” and our financial statements and the related notes which are incorporated by reference herein, before you decide to invest in the Paired Shares. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements as a result of certain factors, including those set forth in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are the largest integrated owner/operator of company-branded hotels in North America. Our business operates in the extended stay lodging industry, and we own and operate 629 hotels comprising 69,400 rooms located in 44 states across the United States and in Canada. We own and operate the substantial majority of our hotels under our core brand, Extended Stay America, which serves the mid-price extended stay segment, and accounts for approximately 45% of the segment by number of rooms in the United States. In addition, we own and operate three Extended Stay Canada hotels.

Our extended stay hotels are designed to provide an affordable and attractive alternative to traditional lodging or apartment accommodations and are targeted toward self-sufficient, value-conscious guests. Our hotels feature fully-furnished rooms with in-room kitchens, complimentary grab-and-go breakfast, free WiFi, flat screen TVs and on-site guest laundry. Our guests include business travelers, leisure travelers, professionals on temporary work or training assignments, persons relocating, temporarily displaced or purchasing a home and anyone else in need of temporary housing. Our guests generally rent accommodations on a weekly or longer term basis. For the twelve months ended September 30, 2016, approximately 34.9%, 22.9% and 42.2% of our total revenues were derived from guests with stays from 1-6 nights, from 7-29 nights and 30 or more nights, respectively.

We believe that extended stay hotels generally have higher operating margins and lower occupancy break-even thresholds compared to traditional hotels, primarily as a result of the efficiencies of a longer average length of stay with lower guest turnover and lower operating expenses. For the nine months ended September 30, 2016, our occupancy was 75.2%, compared to 75.3% in the comparable period in 2015, and our hotels generated property-level hotel operating margins of 55.1%, compared to 54.8% in the comparable period in 2015.

We were founded in January 1995 as a developer, owner and operator of extended stay hotels. Following a period focused primarily on new development, we became a consolidator of hotel properties by selectively acquiring extended stay companies and hotels, ultimately creating the largest mid-price extended stay company in the United States. We were acquired out of bankruptcy by Centerbridge Partners, L.P., Paulson & Co. Inc. and The Blackstone Group L.P. and their affiliates (collectively, the “Sponsors”) on October 8, 2010. We now operate an extended stay hospitality platform with over 8,400 employees and are led by a management team with public company experience in hospitality, consumer retail and service businesses.

For a description of our business, financial condition, results of operations and other important information regarding Extended Stay America, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Recent Developments

Combined Paired Share Repurchase Program

In December 2015, the Boards of Directors of the Corporation and ESH REIT authorized a combined Paired Share repurchase program for up to $100 million of Paired Shares. In February 2016, the Boards of Directors of the Corporation and ESH REIT authorized an increase of the combined Paired Share repurchase program from $100 million to up to $200 million of Paired Shares. The program expires on December 31, 2016. Repurchases may be made at management’s discretion from time to time in the open market, in privately negotiated transactions or by other means (including through Rule 10b5-1 trading plans). Depending on market conditions and other factors, these repurchases may be commenced or suspended without prior notice. As of November 10, 2016, the Corporation and ESH REIT repurchased and retired approximately 7.2 million shares of Corporation common stock and approximately 7.2 million shares of ESH REIT Class B common stock, respectively, for approximately $65.6 million and $41.0 million, respectively. As of November 10, 2016, the Corporation and ESH REIT agreed to repurchase approximately 0.2 million shares of Corporation common stock and approximately 0.2 million shares of ESH REIT Class B common stock for which settlement had not yet occurred. As of November 10, 2016, approximately $91.1 million of Paired Shares remain available for repurchase pursuant to the combined Paired Share repurchase program.

Share Repurchase

Pursuant to an agreement among the Corporation, ESH REIT and the selling stockholders, the Corporation and ESH REIT have agreed to repurchase 1,275,000 Paired Shares directly from the selling stockholders in a private, non-underwritten transaction at a price per Paired Share equal to the price paid by the underwriter in this offering. We refer to this repurchase as the “share repurchase.”

The share repurchase is pursuant to, and will count toward, the combined Paired Share repurchase program described above. The share repurchase has been approved by the Audit Committees of the Corporation and ESH REIT in accordance with the Related Party Transaction Policies of the Corporation and ESH REIT. The share repurchase is expected to be consummated concurrently with the offering and is conditioned upon the closing of this offering. The closing of this offering is not conditioned upon the closing of the share repurchase, and there can be no assurance that the share repurchase will be consummated. The consummation of the share repurchase will also be contingent on the satisfaction of customary closing conditions.

The repurchased Paired Shares, each Paired Share comprised of one share of Corporation common stock and one share of ESH REIT Class B common stock, will be retired. The Corporation and ESH REIT intend to fund their respective portion of the share repurchase with cash on hand. As a result, the funding of the share repurchase will, if completed, decrease the amount of cash and cash equivalents on the Company’s consolidated balance sheet.

The timing and method of any future repurchases, which will depend on a variety of factors, including market conditions and the Company’s financial condition, are subject to the discretion of management.

The description and the other information in this prospectus supplement regarding the share repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

Corporate Information

The Corporation was incorporated in the state of Delaware on July 8, 2013. ESH REIT was formed as a limited liability company in the state of Delaware on September 16, 2010 and was converted to a corporation on

November 5, 2013. Our principal executive offices are located at 11525 N. Community House Road, Suite 100, Charlotte, North Carolina 28277, and our telephone number is (980) 345-1600. We maintain a website at www.extendedstayamerica.com. The information contained on, or that can be accessed through our website, is not incorporated by reference in, and is not a part of, this prospectus supplement or the accompanying prospectus.

The Offering

Issuers	Extended Stay America, Inc. and ESH Hospitality, Inc.

Description of Paired Shares	Each Paired Share consists of one share of common stock, par value $0.01 per share, of the Corporation that is attached to and trades as a single unit with one share of Class B common stock, par value $0.01 per share, of ESH REIT.

Paired Shares Offered by the Selling Stockholders	12,750,000 Paired Shares.

Percentage of Outstanding Paired Shares to be Owned by the Sponsors Immediately after the Offering	50.3%.

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of the Paired Shares in this offering. Pursuant to the registration rights agreement entered into in connection with the initial public offering, the Company will pay all expenses (other than the underwriting discount) of the selling stockholders in connection with this offering. We will not receive any of the proceeds from the sale of the Paired Shares by the selling stockholders. See “Use of Proceeds.”

Share Repurchase	The Corporation and ESH REIT have entered into an agreement with the selling stockholders to repurchase 1,275,000 Paired Shares directly from the selling stockholders in a private, non-underwritten transaction at a price per Paired equal to the price paid by the underwriter in this offering. The share repurchase is expected to be consummated concurrently with the offering and is conditioned upon the closing of this offering. See “—Recent Developments—Share Repurchase.”

NYSE Symbol	“STAY.”

Ownership Limitation	The Paired Shares are subject to ownership limitations. See “Description of Our Capital Stock—Limits on Ownership of Stock and Restrictions on Transfer” in the accompanying prospectus.

Risk Factors	See “Risk Factors” included in this prospectus supplement and in our combined annual report on Form 10-K for the year ended December 31, 2015 for a discussion of factors that you should carefully consider before deciding to invest in Paired Shares.

The number of Paired Shares to be outstanding after this offering is based on 197,587,292 Paired Shares outstanding as of November 10, 2016 and assumes the retirement of 1,275,000 Paired Shares pursuant to the share repurchase and the retirement of an additional 164,693 Paired Shares pursuant to the combined Paired Share repurchase program, which Paired Shares have been repurchased but not settled.

Unless otherwise indicated or the context requires, all information in this prospectus supplement assumes an offering of 12,750,000 Paired Shares by the selling stockholders.

On October 25, 2016, the Board of Directors of ESH REIT declared a cash distribution of $0.03 per share for the third quarter of 2016. Additionally, the Board of Directors of the Corporation declared a cash distribution of $0.16 per share for the third quarter of 2016. These distributions, which total $0.19 per Paired Share, will be payable on November 22, 2016 to shareholders of record as of November 8, 2016. Due to the timing of the sale of the Paired Shares contemplated by this prospectus supplement and the record date for the distributions, purchasers of Paired Shares in this offering will not be entitled to receive the distributions declared on October 25, 2016, regardless of the dates of payment.

RISK FACTORS

An investment in the Paired Shares involves a high degree of risk. You should consider carefully the risk factors in our combined annual report on Form 10-K for the year ended December 31, 2015 (as such risk factors may be updated from time to time in our public filings) as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the Paired Shares. Any of the risks could materially and adversely affect our business, financial condition or results of operations and our ability to pay dividends to our shareholders. In such a case the trading price of the Paired Shares could decline, and you may lose all or part of your investment in us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement may be forward-looking. When used in this prospectus supplement and the documents incorporated by reference herein, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

Statements included or incorporated by reference herein regarding our ongoing hotel renovation program, our ability to meet our debt service obligations, our future capital expenditures, our distribution policies, growth opportunities, anticipated benefits or use of proceeds from any dispositions, our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and our business outlook, business trends and other information referred to or incorporated by reference herein include forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. Such risks, uncertainties and other important factors include, but are not limited to:

•	failure to successfully implement our business strategies, including our hotel renovation program, growth initiatives, asset repositionings and asset sales;

•	changes in U.S. general and local economic activity and the impact of these changes on consumer demand for lodging and related services in general and for extended stay lodging in particular;

•	levels of spending in the business, travel and leisure industries, as well as consumer confidence;

•	increased competition, including the over-building of hotels in our markets and new sources of potential competition such as sharing platforms;

•	fluctuations in the supply and demand for hotel rooms;

•	changes in the tastes and preferences of our customers;

•	the seasonal and cyclical nature of the real estate and lodging businesses;

•	interruptions in transportation systems, which may result in reduced business or leisure travel;

•	events beyond our control, such as war, terrorist attacks, travel-related health concerns, natural disasters and severe weather;

•	our ability to implement our business or growth strategies profitably;

•	the availability of capital for reinvestments, including future hotel renovation, construction, development and/or acquisition;

•	our ability to integrate and successfully operate any hotel properties acquired, developed or built in the future and the risks associated with these hotel properties;

•	the high fixed cost of hotel operations;

•	our ability to retain the services of certain members of our management and to recruit qualified talent for new positions;

•	incidents or adverse publicity concerning our hotels or other extended stay hotels;

•	decreases in brand loyalty due to increasing use of internet reservation channels;

•	changes in distribution arrangements, such as those with internet travel intermediaries;

•	our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems, including technology used in the delivery of guest services;

•	the occurrence of cybersecurity incidents;

•	our ability to protect our trademarks and other intellectual property;

•	the ability of ESH REIT to qualify, and remain qualified, as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”);

•	actual or constructive ownership (including deemed ownership by virtue of certain attribution provisions under the Code) of Paired Shares by investors who we do not control, which may cause ESH REIT to fail to meet the REIT income tests;

•	amendments to or elimination of our current equity pairing arrangement and/or other changes to our organizational structure;

•	changes in federal, state or local tax law, including legislative, administrative, regulatory or other actions affecting REITs or changes in interpretations thereof or increased taxes resulting from tax audits;

•	our relationships with associates and changes in labor and employment laws;

•	the cost of compliance with and liabilities under environmental, health and safety laws;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in local market or neighborhood conditions which may diminish the value of real property;

•	our geographic concentration in California, Texas, Florida and Illinois, which collectively account for approximately 38.2% of our rooms;

•	increases in interest rates, hotel operating costs or other costs we incur in connection with operating our business;

•	our substantial indebtedness and debt service obligations, including material increases in our cost of borrowing, and our ability to refinance debt before or upon maturity;

•	our ability to access credit or capital markets;

•	rating agency downgrades or withdrawals;

•	inadequate insurance coverage;

•	adverse litigation judgments or settlements; and

•	our status as a “controlled company.”

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our combined annual report on Form 10-K for the year ended December 31, 2015 and combined quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 incorporated by reference in this prospectus supplement. You should evaluate all forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Estimates and forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the Paired Shares in this offering. Pursuant to the registration rights agreement entered into in connection with the initial public offering, the Company will pay all expenses (other than the underwriting discount) of the selling stockholders in connection with this offering. We will not receive any of the proceeds from the sale of the Paired Shares by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Paired Shares held by the selling stockholders as of November 10, 2016, before and after giving effect to this offering by the selling stockholders, the share repurchase and the retirement of an additional 164,693 Paired Shares pursuant to the combined Paired Share repurchase program, which Paired Shares have been repurchased but not settled. The Corporation and ESH REIT have entered into an agreement with the selling stockholders to repurchase 1,275,000 Paired Shares directly from the selling stockholders in a private, non-underwritten transaction. The share repurchase is expected to be consummated concurrently with the offering and is conditioned upon the completion of this offering. See “Summary—Recent Developments—Share Repurchase.” For further information regarding material relationships and transactions between us and the selling stockholders, see the “Certain Relationships and Related Party Transactions” section of our definitive proxy statement on Schedule 14A that was filed with the SEC on April 13, 2016 and is incorporated by reference in this prospectus supplement.

Based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers purchased Paired Shares outside the ordinary course of business or, at the time of their acquisition of Paired Shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the Paired Shares.

Except as otherwise indicated, we have based our calculation of beneficial ownership on 197,587,292 shares of common stock of the Corporation, 197,587,292 shares of Class B common stock of ESH REIT and 250,493,583 shares of Class A common stock of the ESH REIT, which were outstanding as of November 10, 2016. No individual entity owns, actually or constructively, more than 9.8% of the Paired Shares, as provided in the respective charters of the Corporation and ESH REIT.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities that the table names have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Beneficially Owned Prior to This Offering			Paired Shares Being Offered	Paired Shares Beneficially Owned After This Offering*	Percentage of Paired Shares Beneficially Owned After This Offering*
Name and Address	Shares of Corporation Common Stock	Shares of ESH REIT Class B Common Stock	Paired Shares
Investment funds affiliated with Centerbridge Partners, L.P.(1) c/o Centerbridge Partners, L.P., 375 Park Avenue, New York, New York 10152	37,348,258	37,348,258	37,348,258	4,250,000	32,673,258	16.7%
Investment funds and accounts affiliated with Paulson & Co. Inc.(2) c/o Paulson & Co. Inc. 1251 Avenue of the Americas, New York, New York 10020	37,678,258	37,678,258	37,678,258	4,250,000	33,003,258	16.8%
Partnerships affiliated with The Blackstone Group L.P.(3) c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154	37,653,872	37,653,872	37,653,872	4,250,000	32,978,872	16.8%

*	Reflects share repurchase of 425,000 Paired Shares held by investment funds affiliated with Centerbridge Partners, L.P., 425,000 Paired Shares held by investment funds and accounts affiliated with Paulson & Co. Inc. and 425,000 Paired Shares held by partnerships affiliated with The Blackstone Group L.P., all of which are to be retired.
(1)	Reflects 7,034,545 Paired Shares held directly by Centerbridge Credit Partners, L.P., 8,619,938 Paired Shares held directly by Centerbridge Credit Partners TE Intermediate I, L.P., 3,019,646 Paired Shares held directly by Centerbridge Credit Partners Offshore Intermediate III, L.P., 9,006,696 Paired Shares held directly by Centerbridge Capital Partners AIV VI-A, L.P., 9,003,338 Paired Shares held directly by Centerbridge Capital Partners AIV VI-B, L.P., 603,081 Paired Shares held directly by Centerbridge Capital Partners Strategic AIV I, L.P. and 61,014 Paired Shares held directly by Centerbridge Capital Partners SBS, L.P., in each case prior to the offering.

Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. and Centerbridge Credit Partners TE Intermediate I, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Offshore Intermediate III, L.P. Centerbridge Credit Cayman GP Ltd. is the general partner of Centerbridge Credit Partners General Partner, L.P. and Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Associates, L.P. is the general partner of Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P. and Centerbridge Capital Partners Strategic AIV I, L.P. Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P. Jeffrey H. Aronson and Mark T. Gallogly, the managing members of CCP SBS GP, LLC and the directors of Centerbridge Credit Cayman GP Ltd. and Centerbridge Cayman GP Ltd., share the power to vote and invest the Paired Shares held by Centerbridge Credit Partners, L.P., Centerbridge Credit Partners TE Intermediate I, L.P., Centerbridge Credit Partners Offshore Intermediate III, L.P., Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P., Centerbridge Capital Partners Strategic AIV I, L.P. and Centerbridge Capital Partners SBS, L.P. Each of Messrs. Aronson and Gallogly disclaims beneficial ownership of such securities.

(2)	Paulson & Co. Inc. (“Paulson”), an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investments funds and separate managed accounts (such investment funds and accounts, the “Funds”). In its role as investment advisor or manager of the Funds, Paulson possesses voting and/or investment power over the Paired Shares owned by the Funds. All Paired Shares are owned by the Funds. Paulson disclaims beneficial ownership of such securities.
(3)	Reflects Paired Shares held by the partnerships affiliated with The Blackstone Group L.P. (the “Partnerships”) as follows: 6,903,095 Paired Shares directly held by Blackstone Real Estate Partners VI.A-ESH L.P., 6,994,557 Paired Shares directly held by Blackstone Real Estate Partners VI.B-ESH L.P., 2,332,819 Paired Shares directly held by Blackstone Real Estate Partners VI.C-ESH L.P., 47,049 Paired Shares directly held by Blackstone Real Estate Partners (AIV) VI-ESH L.P., 4,434,684 Paired Shares directly held by Blackstone Real Estate Partners VI.TE.1-ESH L.P., 9,533,172 Paired Shares directly held by Blackstone Real Estate Partners VI.TE.2-ESH L.P., 7,277,312 Paired Shares directly held by Blackstone Real Estate Partners VI.F-ESH L.P. and 114,708 Paired Shares directly held by Blackstone Real Estate Holdings VI L.P, in each case prior to the offering.

The general partner of each of Blackstone Real Estate Partners VI.A-ESH L.P., Blackstone Real Estate Partners VI.B-ESH L.P., Blackstone Real Estate Partners VI.C-ESH L.P., Blackstone Real Estate Partners (AIV) VI-ESH L.P., Blackstone Real Estate Partners VI.TE.1-ESH L.P., Blackstone Real Estate Partners VI.TE.2-ESH L.P. and Blackstone Real Estate Partners VI.F-ESH L.P. is Blackstone Real Estate Associates VI-ESH L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The general partner of Blackstone Real Estate Associates VI-ESH L.P. is BREA VI-ESH L.L.C. The managing member of BREA VI-ESH L.L.C. and sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management

L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Amounts beneficially owned also reflect 16,476 Paired Shares directly held by a foundation over which Mr. Schwarzman may be deemed to have investment and voting power. Each of such Blackstone entities (other than the Partnerships to the extent of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the Paired Shares beneficially owned by the Partnerships directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to ESH REIT’s qualification and taxation as a REIT and the holding, and disposition of the Paired Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the current, temporary and proposed regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding ESH REIT’s qualification as a REIT or any matter discussed in this summary. The summary is also based upon the assumption that the operation of ESH REIT, the Corporation, and each of their subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only and does not constitute tax advice. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances and does not address any tax rules that may apply to stockholders subject to special tax rules, such as:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons who mark-to-market the Paired Shares;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers, or traders in securities or commodities;

•	regulated investment companies and real estate investment trusts;

•	trusts and estates;

•	holders who receive the Paired Shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding the Paired Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons deemed to sell the Paired Shares under the constructive sale provisions of the Code;

•	non-U.S. stockholders (as defined below) who at any time have held, actually or constructively, more than 5% of the Paired Shares; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

In addition, this summary does not address any state, local or foreign tax consequences associated with the ownership of Paired Shares or ESH REIT’s election to be taxed as a REIT. This summary assumes that stockholders will hold their Paired Shares as capital assets, which generally means as property held for investment under the Code.

THE U.S. FEDERAL INCOME TAX TREATMENT OF ESH REIT AS A REIT AND HOLDERS OF PAIRED SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE HOLDING AND DISPOSITION OF PAIRED SHARES TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF PAIRED SHARES.

Taxation of ESH REIT

Prior to November 2013, ESH REIT was organized as a Delaware limited liability company, which elected to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for U.S. federal income tax purposes, commencing with ESH REIT’s short taxable year ending December 31, 2010. Pursuant to a series of transactions undertaken to implement the current structure prior to the initial public offering of Paired Shares in November 2013 (collectively, the “Pre-IPO Transactions”), ESH REIT converted to a Delaware corporation. ESH REIT believes that it has been organized and operated in a manner that will allow it to qualify for taxation as a REIT under the Code commencing with its short taxable year ending December 31, 2010, and ESH REIT intends to continue to be organized and operated in such a manner.

The law firm of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) has acted as ESH REIT’s counsel in connection with the filing of the registration statement of which this prospectus forms a part. ESH REIT expects to receive, in connection with this offering, the opinion of Fried Frank to the effect that ESH REIT has been organized in conformity with the requirements for qualification as a REIT under the Code, and that ESH REIT’s current and proposed method of operation, as described in this prospectus and in representations made to Fried Frank, should enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Fried Frank will be based on customary representations relating to ESH REIT’s organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that ESH REIT will at all times operate in accordance with the method of operation described in ESH REIT’s organizational documents and this prospectus. Additionally, the opinion of Fried Frank will rely upon factual representations and covenants that are expected to be made by ESH REIT’s management and affiliated entities, including representations relating to the value of assets, the sources of income, ESH REIT not being considered to own (actually or constructively) stock of any corporate lessee (including the Corporation) possessing 10 percent or more of the voting power or value of all classes of stock of the corporate lessee, the value of Class B common stock of ESH REIT being less than 50% of the value of all the shares of ESH REIT stock, the present and future conduct of ESH REIT’s business operations and other items regarding ESH REIT’s ability to meet the various requirements for qualification as a REIT. The Fried Frank opinion assumes that such representations and covenants are accurate and complete and that ESH REIT, its management and its affiliated entities will take no action inconsistent with ESH REIT’s qualification as a REIT. The application of the constructive ownership rules regarding certain aspects of determining a person’s constructive ownership of stock, including partnership allocations in respect of profits interests, is unclear. In the absence of guidance, the Fried Frank opinion will take the view that a partner’s profits interest in a partnership is determined based on the maximum amount of partnership profits potentially allocable to such partner on a cumulative basis, but there can be no assurance that the IRS or a court would agree with this interpretation. The opinion of Fried Frank will rely upon representations received from Centerbridge Partners, L.P., Paulson & Co., Inc., and the Blackstone Group, L.P. (each, a “Sponsor,” and collectively, the “Sponsors”) regarding the ownership structure of the Sponsor-managed funds and the actual and constructive ownership of Sponsor-managed funds including a representation that, to the best of the Sponsor’s knowledge, no entity owns, actually or constructively, 10 percent or more of the value of the shares of ESH REIT or of the Corporation as a result of shares of ESH REIT or the Corporation being attributed to such entity from one or more owners of such entity. While ESH REIT believes that it is organized, and it intends to operate, so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in ESH REIT’s circumstances or applicable law, no assurance can be given by Fried Frank or ESH REIT that ESH REIT has qualified or will so qualify for any particular year. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Fried Frank’s opinion covers the period through the date of filing the registration statement of which this prospectus form a part, and Fried Frank will have no obligation to advise ESH REIT or the holders of Paired Shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on ESH REIT’s ability to meet, on a continuing basis, through actual annual results of operations, asset composition, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which has not and will not be reviewed by Fried Frank. ESH REIT’s ability to qualify as a REIT also requires that it satisfies certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by ESH REIT. Such values may not be susceptible to a precise determination. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” Accordingly, no assurance can be given that the actual results of ESH REIT’s operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

ESH REIT’s ability to meet the requirements to qualify as a REIT for tax purposes also could be affected by the Pre-IPO Transactions, which were undertaken to implement the current structure. The Pre-IPO Transactions involved ESH REIT’s transfer to the Corporation of the lessees (the “Operating Lessees”) that lease the hotel properties from ESH REIT, and the Corporation’s acquisition of the assets of HVM LLC, the management company that managed the hotel properties, and ESH Hospitality Strategies LLC, the owner of the business’s trademarks and tradenames licensed to the Operating Lessees. For periods prior to the Pre-IPO Transactions, ESH REIT depended upon an exception to the related party rent rule for leases of “qualified lodging facilities” to taxable REIT subsidiaries managed by an “eligible independent contractor.” After the Pre-IPO Transactions, ESH REIT no longer relies on the exception to the related party rent rule. The IRS could seek to reorder or recast the Pre-IPO Transactions such that the exception to the related party rent rule for leases of “qualified lodging facilities” to taxable REIT subsidiaries managed by an “eligible independent contractor” was not available at all times prior to the Pre-IPO Transactions. If any such IRS assertion were upheld by a court, ESH REIT also could be precluded from being eligible to be treated as a REIT for 2013 and the following four years.

Provided that ESH REIT qualifies as a REIT, it will be entitled to a deduction for dividends that it pays and, therefore, generally will not be subject to U.S. federal corporate income tax on the portion of its taxable income that is currently distributed to holders of Class A common stock and Class B common stock of ESH REIT. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in an entity treated as a regular corporation for U.S. federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the stockholder level, to the extent the REIT distributes its taxable income to its equity holders. See “—Taxation of Taxable Holders of Paired Shares with Respect to ESH REIT Shares.”

Assuming ESH REIT qualifies for taxation as a REIT, it will be subject to U.S. federal income taxation as follows:

•	ESH REIT will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	ESH REIT may be subject to the “alternative minimum tax” on its items of tax preference, if any, including any deductions of net operating losses.

•	If ESH REIT has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions.”

•	If ESH REIT has: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, ESH REIT will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property ESH REIT acquires through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•	If ESH REIT fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which ESH REIT fails the 75% gross income test or (2) the amount by which ESH REIT fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect ESH REIT’s profitability.

•	If ESH REIT fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but such failure is due to reasonable cause and not due to willful neglect and ESH REIT nonetheless maintains its REIT qualification because of specified cure provisions, ESH REIT will be required to pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period in which ESH REIT failed to satisfy the asset tests.

•	If ESH REIT fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, ESH REIT may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	If ESH REIT fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, ESH REIT will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	ESH REIT may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor ESH REIT’s compliance with rules relating to the composition of ESH REIT stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between ESH REIT and any taxable REIT subsidiaries (“TRSs”) ESH REIT may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If ESH REIT acquires appreciated assets from a corporation which is or has been a regular C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation, ESH REIT will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate if, and to the extent, ESH REIT subsequently recognizes gain on a disposition of any such assets during the up to 10-year period following their acquisition from the regular C corporation. The results described in this paragraph assume that the regular C corporation will elect not to be subject to an immediate tax when the asset is acquired by ESH REIT.

•	ESH REIT may elect to retain and pay U.S. federal income tax on its net long-term capital gain. In that case, a holder of Class A common stock or Class B common stock of ESH REIT would include its proportionate share of ESH REIT’s undistributed long-term capital gain (to the extent ESH REIT makes a timely designation of such gain to such stockholder) in its income, would be deemed to have paid the tax that ESH REIT paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in such stockholder’s Class A common stock or Class B common stock of ESH REIT.

•	Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	ESH REIT may have subsidiaries or own interests in other lower-tier entities that are C corporations, including TRSs, the earnings of which generally will be subject to U.S. federal corporate income tax.

In addition, ESH REIT may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise, property and other taxes. ESH REIT could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or constructively (by virtue of certain attribution provisions of the Code), by five or fewer “individuals,” including certain specified entities (as defined in the Code);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)	that meets other tests, and satisfies all of the relevant filing, recordkeeping and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), and (7) through (9) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year; and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. ESH REIT has outstanding preferred stock with sufficient diversity of ownership to satisfy the requirement described in condition (5) above. ESH REIT believes that its existing base of shareholders provides sufficient diversity of ownership to satisfy the requirement described in condition (6) above. In addition, ESH REIT’s charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist ESH REIT in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. These stock ownership and transfer restrictions are described in “Description of Our Capital Stock—Limits on Ownership of Paired Shares and Restrictions on Transfer.” These restrictions, however, may not ensure that ESH REIT will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If ESH REIT fails to satisfy these share ownership requirements, except as provided in the next paragraph, ESH REIT’s status as a REIT will terminate. See “—Failure to Qualify.”

To monitor compliance with the share ownership requirements, ESH REIT is generally required to maintain records regarding the actual ownership of shares of ESH REIT stock. To do so, ESH REIT must demand written statements each year from the record holders of significant percentages of shares of ESH REIT stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by ESH REIT). A list of those persons failing or refusing to comply with this demand must be maintained as part of ESH REIT’s records. Failure by ESH REIT to comply with these record-keeping requirements could subject ESH REIT to monetary penalties. If ESH REIT satisfies these requirements and ESH REIT does not know and after exercising reasonable diligence would not have known that condition (6) is not satisfied, ESH REIT will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), ESH REIT has adopted and will continue to have a calendar year end, and thereby satisfy this requirement.

Paired Shares

Section 269B(a)(3) of the Code provides that if a REIT and a non-REIT are “stapled entities,” as such term is defined in Section 269B(c)(2), then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either entity qualifies as a REIT. The term “stapled entities” means any group of two or more entities if more than 50% in value of the beneficial ownership in each of such entities consists of “stapled interests.” If Section 269B(a)(3) applied to ESH REIT and the Corporation, then ESH REIT would not be able to satisfy the gross income tests (described below) and thus would not be eligible to be taxed as a REIT. ESH REIT believes that ESH REIT and the Corporation should not be “stapled entities” within the meaning of Section 269B(c)(2) of the Code. ESH REIT and the Corporation received opinions, dated November 12, 2013, May 15, 2015, November 12, 2015, September 29, 2016, and November 14, 2016 from Duff & Phelps that, as of each applicable date, the fair market value of all of the outstanding shares of the Class B common stock of ESH REIT represented less than 50% of the fair market value of all of the outstanding shares of stock of ESH REIT. In addition, ESH REIT and the Corporation believe that, at all times between November 12, 2013 and the date hereof, the fair market value of all of the outstanding shares of the Class B common stock of ESH REIT represented less than 50% of the fair market value of all outstanding shares of stock of ESH REIT. However, valuation is an inherently subjective matter, and the IRS could assert that Section 269B(a)(3) of the Code applies based on its view of the relative value of the classes of stock of ESH REIT so that ESH REIT and the Corporation are “stapled entities.” In that case, ESH REIT would not qualify as a REIT for tax purposes. If ESH REIT failed to qualify as a REIT under this rule and it was not entitled to relief under certain Code provisions, it would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify.

Assuming Section 269B(a)(3) of the Code does not apply to ESH REIT and the Corporation, the IRS could challenge the REIT status of ESH REIT on the basis that ESH REIT and the Corporation should be treated as one entity under general tax principles. Such assertion, if successful, could result in the loss of ESH REIT’s REIT status. If ESH REIT failed to qualify as a REIT under this rule and it was not entitled to relief under certain Code provisions, it would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify. In addition, if ESH REIT and the Corporation were treated as a single entity under the Code, such single entity’s income and assets would fundamentally differ from the type of income and assets required to qualify as a REIT. Thus, even if a relief provision under certain Code provisions were available, the Corporation and ESH REIT would likely need to further restructure their operations and/or ownership structure in order for ESH REIT to qualify as a REIT under the Code, and there is no assurance that any such restructuring could be accomplished. In general, such an assertion would only be upheld if the separate corporate identities of ESH REIT and the Corporation are a sham or unreal. Less than a majority of the Directors of ESH REIT are also Directors of the Corporation. In addition, ESH REIT and the Corporation have represented that they and the entities in which they own a direct or indirect interest will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm’s-length result. The IRS could also assert, based on the pairing arrangement, that the Class B common stock of ESH REIT is not freely transferrable. Such assertion, if successful, would result in the loss of ESH REIT’s REIT status. If ESH REIT failed to qualify as a REIT under this rule and it was not entitled to relief under certain Code provisions, it would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify. We believe that the Class B common stock is freely transferable by virtue of the Paired Shares being freely transferrable and that the holders of the Paired Shares, not the Corporation, should be treated as owning the Class B common stock. Finally, the IRS could also assert that the Corporation should be treated as owning all of the common stock of ESH REIT. If upheld, such an assertion would effectively eliminate the benefit of REIT status for ESH REIT.

Effect of Subsidiary Entities

Ownership of Interests in Partnerships and Limited Liability Companies

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets based on its pro rata share of capital interests in the partnership, subject to special rules relating to the 10% REIT asset test described below, and to earn its proportionate share of the partnership’s gross income for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, ESH REIT’s proportionate share of the assets and items of income of partnerships in which it owns an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of ESH REIT for purposes of applying the REIT requirements described below. Consequently, to the extent that ESH REIT directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect ESH REIT’s ability to qualify as a REIT, even though ESH REIT may have no control or only limited influence over the partnership. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

Ownership of Interests in Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purpose of the Code, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two if we do not elect with the subsidiary to treat it as a TRS. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and ESH REIT’s ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of ESH REIT’s total assets, as described below in “—Asset Tests.”

In the event that a disregarded subsidiary ceases to be wholly owned by ESH REIT (for example, if any equity interest in the subsidiary is acquired by a person other than ESH REIT or another disregarded subsidiary of ESH REIT), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a corporation for U.S. federal income tax purposes. Such an event could, depending on the circumstances, adversely affect ESH REIT’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. ESH REIT generally may not own more than 10% of the securities of a corporation, as measured by voting power or value, unless ESH REIT and such corporation elect to treat such corporation as a TRS. Unlike a disregarded subsidiary, a TRS is subject to U.S. federal corporate income tax on its earnings as regular C corporation, which may reduce the cash flow generated by ESH REIT and its subsidiaries in the aggregate and ESH REIT’s ability to make distributions to ESH REIT stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). A TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage a lodging facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging facility is operated. However, an exception permits a TRS to engage an eligible independent contractor to manage a lodging facility. ESH REIT may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (or, for tax years beginning after December 31, 2017, 20%) of ESH REIT’s total assets. If dividends are paid to ESH REIT by one or more TRSs ESH REIT may own, then a portion of dividends that ESH REIT distributes to stockholders who are taxed at individual rates generally may, at the designation of ESH REIT, be eligible for taxation at preferential tax rates as qualified dividends rather than at ordinary income rates. See “—Taxation of Holders of Paired Shares with Respect to ESH REIT Shares—U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if, and to the extent that, the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or a TRS or deducted by a TRS due to certain transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. ESH REIT cannot assure you that it will be successful in avoiding this excise tax, if applicable.

Potential Reallocation of Income

ESH REIT, the Corporation and certain of the entities in which they own a direct or indirect interest are controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. It is the policy of ESH REIT and the Corporation to evaluate material intercompany transactions and to attempt to set the terms of such transactions so as to achieve substantially the same result as they believe would have been the case if they were unrelated parties. As a result, ESH REIT and the Corporation believe that (i) all material transactions between them and among them and the entities in which they own a direct or indirect interest have been and will be negotiated and structured with the intention of achieving an arm’s-length result, and (ii) the potential application of Section 482 of the Code should not have a material effect on ESH REIT or the Corporation. Application of Section 482 of the Code depends on whether, as a factual matter, transactions between commonly controlled entities are at arm’s-length. ESH REIT cannot assure you that Section 482 of the Code will not apply to reallocate income between or among ESH REIT, the Corporation or any of their affiliated entities.

In connection with the initial public offering of Paired Shares in November 2013, ESH REIT and the Corporation reset the rates of rent payable by the Corporation to ESH REIT under the operating leases. The new rates of rent were intended to reflect arm’s length terms. However, transfer pricing is an inherently subjective matter, and the IRS could, under Section 482 of the Code, assert that the rates of rent between the Corporation and ESH REIT do not reflect arm’s length terms. If the IRS were successful in asserting that the rates of rent were not on arm’s length terms ESH REIT could be treated as making constructive distributions to its shareholders, which could be deemed to be impermissible preferential dividends (with respect to applicable taxable years, as described below), that could impact ESH REIT’s ability to satisfy the annual distribution requirements and therefore fail to qualify for REIT status.

In February 2014, we received notice that the Company’s principal Operating Lessee would be subject to an audit by the IRS with respect to its 2011 taxable year, during which it was a taxable REIT subsidiary of ESH REIT. In November 2014, the IRS completed this audit and issued a no change letter. Despite this favorable outcome, the IRS may choose to audit the 2012 or 2013 taxable year for this Operating Lessee, or audit other open years for other taxpayers. While we believe that our rent provisions reflect arm’s-length terms, there can be no assurance that the IRS will agree in any potential audit.

Gross Income Tests

In order to maintain qualification as a REIT, ESH REIT annually must satisfy two gross income tests. First, at least 75% of ESH REIT’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of ESH REIT’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. ESH REIT intends to monitor the amount of its non-qualifying income and manage its portfolio of assets to comply with the gross income tests, but ESH REIT cannot assure you that it will be successful in this effort.

Dividend Income

ESH REIT may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Hedging Transactions

ESH REIT may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, swaptions, and options on such contracts, futures contracts, puts and calls, similar financial instruments or other financial instruments that ESH REIT deems appropriate. Except to the extent provided by Treasury Regulations, any income from a hedging transaction ESH REIT enters into (1) in the normal course of ESH REIT’s business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) to offset a prior qualifying hedge in a situation where either the prior debt was repaid or the prior asset was sold, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that ESH REIT enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. ESH REIT intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurances ESH REIT will be successful in this regard.

Rents from Real Property

To the extent that ESH REIT owns real property or interests therein, rents ESH REIT receives qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations. ESH REIT intends to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance ESH REIT will be successful in this regard.

In addition, in order for rents received by ESH REIT to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by ESH REIT. Moreover, for rents received to qualify as “rents from real property,” ESH REIT generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which ESH REIT derives no income or through a TRS. ESH REIT is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, ESH REIT may directly or indirectly provide non-customary services to tenants of its hotel properties without disqualifying all of the rent from the property if the greater of 150% of ESH REIT’s direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

For periods prior to the Pre-IPO Transactions, ESH REIT depended upon an exception to the related party rent rule for leases of “qualified lodging facilities” to taxable REIT subsidiaries managed by an “eligible independent contractor.” Pursuant to the Pre-IPO Transactions, the Operating Lessees were transferred to the Corporation and the exception to the related party rent rule relied on for periods prior to the Pre-IPO Transactions no longer applies. Following the Pre-IPO Transactions, ESH REIT derives substantially all of its income from the leasing of its hotel properties pursuant to operating leases between itself and certain entities wholly-owned by the Corporation. These leases provide for a fixed payment of base rent plus a percentage rent based on room and other revenues. The percentage rent is determined by calculating fixed percentages of the gross room revenues in excess of certain levels and adding fixed percentages of other types of gross revenues in excess of certain levels.

In order for the rents paid under the operating leases to constitute “rents from real property,” such leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the operating leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. ESH REIT has structured the operating leases, and intends to structure any future leases, so that the leases will be respected as true leases for U.S. federal income tax purposes. ESH REIT believes that the operating leases constitute and will continue to constitute true leases, although there can be no assurance that the IRS would not challenge the characterization of such leases or that the IRS would not prevail in such a challenge. If the operating leases were not respected as true leases for U.S. federal income tax purposes, ESH REIT would not likely be able to satisfy either the 75% or 95% gross income tests and would likely fail to qualify for REIT status.

The percentage rent under the operating leases will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the operating leases are entered into; (ii) are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as “rents from real property” if, considering the operating leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

ESH REIT and the Corporation believe that the operating leases conform with normal business practice and the percentage rent will be treated as “rents from real property.” ESH REIT does not intend, with respect to hotel properties that it may directly or indirectly acquire in the future, to charge rent that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).

In addition to the foregoing, rental income will qualify as rents from real property only to the extent that ESH REIT does not directly or constructively (by virtue of certain attribution provisions of the Code) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. Following the Pre-IPO Transactions, the Corporation is ESH REIT’s only tenant. If ESH REIT were to own, directly or constructively, 10% or more of any tenant, including the Corporation, the tenant would be a related party tenant and the rent paid by the tenant with respect to the leased property would not qualify as rents from real property for purposes of the 75% and 95% tests. Neither ESH REIT nor the Corporation believes that the Corporation is a related party tenant of ESH REIT.

Prior to the Pre-IPO Transactions, certain Sponsor-managed funds and investors in the Sponsor-managed funds owned more than 10% of the interests in ESH REIT. As a result, if no action had been taken, under the constructive ownership rules the stock of the Corporation could be attributed to ESH REIT, and the Corporation could be viewed as a related party tenant. In advance of the Pre-IPO Transactions, the Sponsors undertook certain steps intended to reduce the interest of such funds and the direct and indirect investors in the Sponsor-managed funds such that after the Pre-IPO Transactions, ESH REIT will not be considered to own, actually or constructively (by virtue of certain attribution provisions of the Code), stock in the Corporation representing 10% or more (by vote or value) of the Corporation’s outstanding stock. The ownership attribution rules that apply for purposes of the 10% threshold are complex, and it is uncertain as to how they apply in many circumstances, including how they apply to Paired Shares held by current owners. Despite the restructuring, these rules could result in ESH REIT owning, actually or constructively (by virtue of certain attribution provisions of the Code) stock in the Corporation representing 10% or more (by vote or value) of the Corporation’s outstanding stock. In particular, there is no clear guidance as to the application of these constructive ownership rules to partnership allocations in respect of profits interests, including certain profits interests in the direct or indirect owners of Paired Shares, and as a result there can be no assurance that the Corporation’s rental payments to ESH REIT will qualify as “rents from real property,” in which case ESH REIT would fail to qualify for REIT status. In the absence of guidance on this issue, the Fried Frank opinion will take the view that a partner’s profits interest in a partnership is determined based on the maximum amount of partnership profits potentially allocable to such partner on a cumulative basis. If such interpretation is incorrect, the Corporation could be treated as a “related party tenant” of ESH REIT, in which case ESH REIT would fail to qualify for REIT status. Moreover, events beyond our knowledge and control could result in a stockholder, including an investor in the Sponsors, owning 10% or more of the Paired Shares. The ownership attribution rules that apply for purposes of the 10% threshold are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, for instance, the acquisition of less than 10% of the outstanding Paired Shares (or the acquisition of an interest in an entity which owns Paired Shares) by an individual or entity could cause that individual or entity to be treated as owning in excess of 10% of ESH REIT. In addition, a person may be treated as owning 10 percent or more of the value of stock of ESH REIT by virtue of owning an interest in an entity other than a Sponsor-controlled fund that owns an interest in ESH REIT. Although ESH REIT intends to make timely annual demands of certain shareholders of record to disclose the beneficial owners of shares issued in their name, as required by the Treasury Regulations, monitoring actual or constructive ownership of Paired Shares, including by investors in the Sponsors, after the completion of the Pre-IPO Transactions on a continuous basis is not feasible. The charters of the Corporation and ESH REIT contain restrictions on the amount of shares of stock of either entity so that no person can own, actually or constructively (by virtue of certain attribution provisions of the Code), more than 9.8% of the outstanding shares of any class or series of stock of either ESH REIT or the Corporation. The Class A common stock of ESH REIT and the 125 shares of preferred stock of ESH REIT are not subject to the 9.8% ownership limitation under the charter of ESH REIT. However, given the breadth of the Code constructive ownership rules and the fact that it is not possible for ESH REIT and the Corporation to monitor actual and constructive ownership of Paired Shares, there can be no assurances that such restrictions will be effective in preventing any person from actually or constructively acquiring 9.8% or more of the outstanding shares of any class or series of stock of the Corporation. If the Corporation were treated as a “related party tenant” of ESH REIT, ESH REIT would not be able to satisfy either of the two gross income tests applicable to REITs and would fail to qualify for REIT status.

ESH REIT believes that the rent payable under the operating leases will be treated as “rents from real property” for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would cause a portion of the rent received to fail to qualify as “rents from real property.” If such failure were in sufficient amounts, ESH REIT would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

Interest Income

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Fee Income

Any fee income ESH REIT earns will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of ESH REIT’s gross income tests.

Failure to Satisfy the Gross Income Tests

ESH REIT intends to monitor its sources of income, including any non-qualifying income it receives, and manage ESH REIT’s assets so as to ensure its compliance with the gross income tests. ESH cannot assure you, however, that it will be able to satisfy the gross income tests. If ESH REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of ESH REIT to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, ESH REIT sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether ESH REIT would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving ESH REIT’s failure to satisfy the gross income tests, ESH REIT will not qualify as a REIT. As discussed above under “—Taxation of ESH REIT,” even where these relief provisions apply, ESH REIT will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which ESH REIT fails the 75% gross income test or (2) the amount by which ESH REIT fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect ESH REIT’s profitability. However, if ESH REIT’s failure is the result of its income from the leasing of the hotel properties to the Corporation not qualifying for purposes of the gross income test(s), such 100% tax could apply to all or substantially all of ESH REIT’s income because ESH REIT will derive all or substantially all of its income from leasing such hotel properties to the Corporation. In such event, these relief provisions would likely be prohibitively expensive even if such provisions were otherwise available to ESH REIT.

Asset Tests

ESH REIT, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of ESH REIT’s total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, certain building improvements, leasehold interests in real property, stock of other corporations that qualify as REITs, mortgage loans, and debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by ESH REIT may not exceed 5% of the value of its total assets. Third, ESH REIT may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by ESH REIT may not exceed 25% (or, for tax years beginning after December 31, 2017, 20%) of the value of ESH REIT’s total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, for purposes of applying the 10% value test, (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if ESH REIT, and any of its “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, ESH REIT’s interest as a partner in the partnership).

ESH REIT has and will continue to monitor the status of its assets for purposes of the various asset tests and will manage its portfolio and otherwise assure itself that it complies at all times with such tests. Because ESH REIT’s assets consist primarily of land and improvements thereon, the values of some of its assets may not be susceptible to a precise determination. Although ESH REIT will seek to be prudent in making these estimates, there can be no assurances that the IRS would not disagree with these determinations and assert that a different value is applicable, in which case ESH REIT might not satisfy the 75% asset test and the other asset tests and, thus, ESH REIT could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, ESH REIT will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If ESH REIT fails to satisfy the asset tests because it acquires or increases its ownership of assets during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If ESH REIT fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, ESH REIT may dispose of sufficient assets (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of ESH REIT’s assets at the end of the relevant quarter or $10.0 million. If ESH REIT fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, ESH REIT is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which ESH REIT’s identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate of the net income generated by the non-qualifying assets during the period in which ESH REIT failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, ESH REIT is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of ESH REIT’s “REIT taxable income” (computed without regard to ESH REIT’s deduction for dividends paid and ESH REIT’s net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of ESH REIT’s income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by ESH REIT and received by each stockholder on December 31 of the year in which they are declared. In addition, at ESH REIT’s election, a distribution for a taxable year may be declared before ESH REIT timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to ESH REIT stockholders in the year in which paid, even though the distributions relate to ESH REIT’s prior taxable year for purposes of the 90% distribution requirement.

For tax years beginning before December 31, 2014, a rule was in place requiring that, in order for distributions to be counted towards ESH REIT’s distribution requirement and to give rise to a tax deduction by ESH REIT, they could not be “preferential dividends.” For these purposes, a dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. This rule has been repealed for all publicly offered REITs effective for all taxable years beginning after December 31, 2014.

To the extent that ESH REIT distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, ESH REIT may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, ESH REIT could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by ESH REIT. ESH REIT stockholders would then increase the adjusted basis of their stock in ESH REIT by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If ESH REIT fails to distribute during each calendar year at least the sum of (a) 85% of ESH REIT’s REIT ordinary income for such year, (b) 95% of ESH REIT’s REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, ESH REIT will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which ESH REIT has paid U.S. federal corporate income tax. ESH REIT intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that ESH REIT, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash and (b) the inclusion of items in income by ESH REIT for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non-cash assets at rates or times ESH REIT regards as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. ESH REIT may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in ESH REIT’s deduction for dividends paid for the earlier year. In this case, ESH REIT may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, ESH REIT will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In certain cases, in order to satisfy the REIT distribution requirements imposed by the Code, ESH REIT may be required to distribute taxable stock dividends to its stockholders principally in the form of additional shares of its stock. In addition, although it has no current intention to do so, ESH REIT may in the future distribute taxable stock dividends to its stockholders. ESH REIT might distribute additional shares of its Class A common stock, shares of Class B common stock and/or shares of its preferred stock to the Corporation and/or additional shares of its Class B common stock to the holders of its Class B common stock. Taxable stockholders receiving such dividends may be required to include the full amount of the dividend as ordinary income to the extent of ESH REIT’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells its ESH REIT common or preferred shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the Paired Shares at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, ESH REIT may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in its common shares.

Prohibited Transactions

Net income a REIT derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. ESH REIT intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by ESH REIT directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which ESH REIT holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Tax on Built-In Gains

If ESH REIT acquires appreciated assets from a regular C corporation in a transaction, such as a formation transaction, in which the adjusted tax basis of the assets in ESH REIT’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation (a “carry-over basis transaction”), and if ESH REIT subsequently disposes of any such assets during the up to 10-year period following the acquisition of the assets from the regular C corporation, ESH REIT will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by ESH REIT over the basis of such assets on such date (such gains, “built-in gains”). However, the built-in gains tax will not apply if the regular C corporation elects to be subject to an immediate tax when the asset is acquired by ESH REIT. In connection with the formation transactions, ESH REIT does not expect that any such regular C corporation will make such an election. ESH REIT does not expect any tax payable by ESH REIT that is attributable to built-in gains to be material.

Failure to Qualify

In the event that ESH REIT violates a provision of the Code that would result in its failure to qualify as a REIT, ESH REIT may nevertheless continue to qualify as a REIT under specified relief provisions available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) ESH REIT pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to ESH REIT’s disqualification as a REIT for violations due to reasonable cause. If ESH REIT fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, it would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. ESH REIT may also be subject to U.S. state and local taxes if it fails to qualify as a REIT. Distributions to ESH REIT stockholders in any year in which ESH REIT is not a REIT will not be deductible by ESH REIT, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, under current law distributions to ESH REIT stockholders will generally be taxable as ordinary dividends paid by a regular C corporation. Such dividends paid to stockholders who are individual U.S. stockholders (as defined below) would be qualified dividend income, currently taxed at preferential rates, and dividends paid to corporate U.S. stockholders may be eligible for the dividends received deduction. Unless ESH REIT is entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, ESH REIT will be entitled to statutory relief.

Taxation of the Corporation

The Corporation is subject to U.S. federal income tax on its taxable income. The Corporation will be taxable on the dividends it receives from ESH REIT and will not be entitled to a dividends-received deduction with respect to such dividends.

Taxation of Holders of Paired Shares with Respect to ESH REIT Shares

U.S. Stockholders

This section summarizes the taxation of U.S. persons who hold Paired Shares and are not tax-exempt organizations (each a “U.S. stockholder”) with respect to ownership of Class B common stock of ESH REIT. For U.S. federal income tax purposes, a U.S. person is:

•	a citizen or an individual resident of the United States;

•	a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust which (1) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Class B common stock of ESH REIT, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Class B common stock of ESH REIT should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of Class B common stock of ESH REIT by the partnership.

Distributions from ESH REIT

Provided that ESH REIT qualifies as a REIT, distributions made to ESH REIT’s taxable U.S. stockholders out of ESH REIT’s current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income. In determining the extent to which a distribution with respect to common stock of ESH REIT constitutes a dividend for U.S. federal income tax purposes, ESH REIT’s earnings and profits will be allocated first to distributions with respect to ESH REIT preferred stock, if any, and then to ESH REIT Class B common stock and Class A common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable regular C corporations. Dividends from REITs received by corporate U.S. stockholders are not eligible for the dividends received deduction. With limited exceptions, dividends received by individual U.S. stockholders from ESH REIT that are not designated as capital gain dividends will continue to be taxed at rates applicable to ordinary income.

Distributions from ESH REIT that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of ESH REIT for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that ESH REIT elects under the applicable provisions of the Code to retain its net capital gains, U.S. stockholders will, at the designation of ESH REIT, be treated as having received, for U.S. federal income tax purposes, ESH REIT’s undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by ESH REIT on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in their shares of Class B common stock of ESH REIT by the difference between their allocable share of such retained capital gain and their share of the tax paid by ESH REIT. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at preferential rates in the case of U.S. stockholders who are individuals. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of ESH REIT’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis in the U.S. stockholder’s shares of the Class B common stock of ESH REIT in respect of which the distributions were made, but rather will reduce the adjusted tax basis in these shares. To the extent that such distributions exceed the adjusted tax basis in a U.S. stockholder’s shares of Class B common stock of ESH REIT, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by ESH REIT in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by ESH REIT and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by ESH REIT before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed as individuals, ESH REIT may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution is properly designated as qualified dividend income, currently taxed at preferential rates, provided that the U.S. stockholder has held the shares of Class B common stock of ESH REIT with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of ESH REIT distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by ESH REIT during such taxable year from regular C corporations (including any TRS in which ESH REIT may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by ESH REIT with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular C corporation over the U.S. federal income tax paid by ESH REIT with respect to such built-in gain.

Generally, dividends that ESH REIT receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a regular domestic C corporation (other than a REIT or a RIC), any

TRS ESH REIT may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that ESH REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of ESH REIT” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by ESH REIT, which are generally subject to tax in the hands of U.S. stockholders to the extent that ESH REIT has current or accumulated earnings and profits.

Dispositions of Shares of Class B Common Stock of ESH REIT

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of shares of Class B common stock of ESH REIT in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s aggregate adjusted tax basis in its shares of Class B common stock of ESH REIT at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis in its shares of Class B common stock of ESH REIT will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of their shares of Class B common stock of ESH REIT will be subject to tax at preferential rates, if the shares of Class B common stock of ESH REIT are held for more than 12 months, and will be taxed at ordinary income rates if shares of Class B common stock of ESH REIT are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the same rates as apply to ordinary income, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of shares of Class B common stock of ESH REIT held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Class B common stock of ESH REIT by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from ESH REIT that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by ESH REIT in respect of, and gain arising from the sale or exchange by a U.S. stockholder of shares of Class B common stock of ESH REIT will generally not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of Class B common stock of ESH REIT. Distributions made by ESH REIT, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of Class B common stock of ESH REIT.

Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held shares of Class B common stock of ESH REIT as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) shares of Class B common stock of ESH REIT are not otherwise used in an unrelated trade or business and (3) ESH REIT does not hold an asset that gives rise to “excess inclusion income” within the meaning of the Code, distributions from ESH REIT and income from the sale of shares of Class B common stock of ESH REIT generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from ESH REIT as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in shares of Class B common stock of ESH REIT. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning shares of Class B common stock of ESH REIT.

Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of Class B common stock of ESH REIT that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on Paired Shares with respect to the purchase, ownership and sale of shares of Class B common stock of ESH REIT, including any reporting requirements.

Distributions from ESH REIT

Subject to certain exceptions applicable to “qualified foreign pension funds,” a non-U.S. stockholder that receives a distribution from ESH REIT that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that ESH REIT does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that ESH REIT pays such distributions out of its respective current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of any such distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of ESH REIT’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the non-U.S. stockholder’s adjusted basis in its shares of Class B common stock of ESH REIT. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder’s adjusted basis in its shares of Class B common stock of ESH REIT. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both ESH REIT’s current and accumulated earnings and profits and the adjusted basis in its shares of Class B common stock of ESH REIT, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed ESH REIT’s current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded ESH REIT’s current and accumulated earnings and profits. Assuming that ESH REIT is a United States real property holding corporation (a “USRPHC”) (see “—Dispositions of Shares of Class B Common Stock of ESH REIT”) we must withhold 15% of any distribution that exceeds ESH REIT’s current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which ESH REIT qualifies as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from the sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on REIT distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case they would also be required to file U.S. tax returns with respect to such gains. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. ESH REIT would be required to withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount ESH REIT withholds.

However, if Class B common stock of ESH REIT is regularly traded on an established securities market located in the United States, capital gain distributions on Class B Shares that are attributable to the gain from sales or exchanges of real property interests by ESH REIT will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the shares of Class B common stock of ESH REIT (actually or constructively) at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions from ESH REIT in the same manner as they are subject to withholding tax on ordinary dividends. While there is no direct authority addressing whether a component of a paired interest will be considered to be traded on an established securities market by virtue of the paired interest being considered to be traded on an established securities market, we intend to take the position that the Class B common stock of ESH REIT will be regularly traded on an established securities market in the United States following this offering. If the Paired Shares are not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of the shares of Class B common stock of ESH REIT at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to ESH REIT’s sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of the Paired Shares during the 30-day period preceding the a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire the shares within 61 days of the first day of the 30-day period described above, and any portion of such ESH REIT dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts ESH REIT designates as retained capital gains in respect of the shares of Class B common stock of ESH REIT generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by ESH REIT of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by ESH REIT on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by ESH REIT exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Dispositions of Shares of Class B Common Stock of ESH REIT

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of Class B common stock of ESH REIT if ESH REIT is a USRPHC during a specified testing period. If at least 50% of a U.S. corporation’s assets are USRPIs, then the U.S. corporation will be a USRPHC. ESH REIT anticipates that it will be a USRPHC based on the composition of its assets. However, even if ESH REIT is a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain attributable to the sale of shares of Class B common stock of ESH REIT if ESH REIT is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We intend to take the position that ESH REIT is a domestically controlled REIT under the Code. However, there can be no assurance that the IRS will not challenge this treatment or that a court would not sustain such a challenge. Regardless of whether ESH REIT qualifies as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of Class B common stock of ESH REIT, an additional exception to the tax under FIRPTA may be available if shares of Class B common stock of ESH REIT are regularly traded on an established securities market. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	shares of Class B common stock of ESH REIT are treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

•	the non-U.S. stockholder owned, actually or constructively, 10% or less of shares of Class B common stock of ESH REIT at all times during a specified testing period.

As noted above, we intend to take the position that shares of Class B common stock of ESH REIT will be regularly traded on an established securities market following this offering.

If the gain on the sale of shares of Class B common stock of ESH REIT were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Withholding

ESH REIT will report to holders of shares of Class B common stock of ESH REIT and to the IRS the amount of distributions paid each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the applicable rate (currently 28%) with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Taxation of Holders of Paired Shares with Respect to Shares of Common Stock of the Corporation

U.S. Stockholders

This section summarizes the taxation of U.S. persons who hold Paired Shares that are not tax-exempt organizations (each a “U.S. stockholder” as defined above) with respect to ownership of shares of common stock of the Corporation.

Distributions from the Corporation

Distributions from the Corporation up to the amount of the Corporation’s current or accumulated earnings and profits will constitute dividends and be taken into account by U.S. stockholder as ordinary income. Dividends paid to a noncorporate U.S. stockholder by the Corporation that constitute qualified dividend income will be taxable to the shareholder at the preferential rates applicable to long-term capital gains provided that the shareholder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends paid to corporate U.S. stockholders may be eligible for the dividends received deduction. Distributions in excess of the Corporation’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis in the U.S. stockholder’s shares of common stock of the Corporation, but rather will reduce the adjusted basis in such shares of common stock of the Corporation. To the extent that such distributions exceed the adjusted basis in a U.S. stockholder’s shares of common stock of the Corporation they will be included in a U.S. stockholder’s income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

Dispositions of Shares of Common Stock of the Corporation

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of shares of common stock of the Corporation in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s aggregate adjusted tax basis in shares of common stock of the Corporation at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis in its shares of common stock of the Corporation will equal the U.S. stockholder’s acquisition cost reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of Corporation stock will be subject to U.S. federal income tax at preferential rates, if the Corporation stock is held for more than 12 months, and will be taxed at ordinary income rates if Corporation stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the same rates that apply to ordinary income, whether or not classified as long-term capital gains.

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of Corporation stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on, and capital gains from, the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of common stock of the Corporation.

Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of common stock of the Corporation as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) shares of common stock of the Corporation are not otherwise used in an unrelated trade or business, distributions from the Corporation and income from the sale of Corporation stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning shares of common stock of the Corporation.

Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of common stock of the Corporation that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of shares of common stock of the Corporation, including any reporting requirements.

Distributions from the Corporation

A non-U.S. stockholder that receives a distribution from the Corporation will recognize ordinary income to the extent that the Corporation pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of any such distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E with us evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of the Corporation’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the non-U.S. stockholder’s adjusted basis in its shares of common stock of the Corporation. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder’s adjusted basis in its shares of common stock of the Corporation. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both the Corporation’s current and accumulated earnings and profits and the adjusted basis in its shares of common stock of the Corporation, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed the Corporation’s current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded the Corporation’s current and accumulated earnings and profits. Assuming that the Corporation is a USRPHC (see “—Dispositions of Shares of Common Stock of the Corporation”) we must withhold 15% of any distribution that exceeds the Corporation’s current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

Dispositions of Shares of Common Stock of the Corporation

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of common stock of the Corporation if the Corporation is a USRPHC during a specified testing period. If at least 50% of a U.S. corporation’s assets are USRPIs, then the U.S. corporation will be a USRPHC. Assuming ESH REIT is a USRPHC, the Corporation anticipates that it will be a USRPHC as a result of holding 100% of the Class A Shares of ESH REIT. If the common stock of the Corporation is regularly traded on an established securities market, an exception to the tax under FIRPTA may be available. Under this exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	common stock of the Corporation is treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of shares of common stock of the Corporation at all times during a specified testing period.

While there is no direct authority addressing whether a component of a paired interest will be considered to be traded on an established securities market by virtue of the paired interest being considered to be traded on an established securities market, we intend to take the position that the common stock of the Corporation will be regularly traded on an established securities market in the United States following this offering.

If the gain on the sale of shares of common stock of the Corporation were taxed under FIRPTA, in whole or in part, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Withholding

Distributions paid by the Corporation may be subject to information reporting and withholding. See the section above entitled “Taxation of Holders of Paired Shares with Respect to ESH REIT Shares—Non-U.S. Stockholders—Information Reporting Requirements and Withholding” for a discussion of these rules.

Additional Considerations for Holders of Paired Shares

Foreign Accounts

Withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities under certain circumstances. More specifically, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own Paired Shares through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. The 30% withholding tax, pursuant to Treasury Regulations and IRS guidance, is generally imposed on payments occurring after June 30, 2014 with respect to dividends, and after December 31, 2016, with respect to gross proceeds from the sale or other disposition of, Paired Shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

ESH REIT, the Corporation and holders of Paired Shares may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of ESH REIT, the Corporation and holders of Paired Shares may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by ESH REIT would not pass through to holders of Paired Shares as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Paired Shares.

Legislative or Other Actions Affecting REITs

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation, or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. ESH REIT and holders of Class B common stock could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation, which could effectively eliminate our structure, and in turn, adversely affect the market price of the Paired Shares.

UNDERWRITING

We and the selling stockholders have entered into an underwriting agreement with J.P. Morgan Securities LLC, the sole underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase 12,750,000 Paired Shares.

The underwriter is committed to purchase all the Paired Shares offered by the selling stockholders if any Paired Shares are purchased.

The underwriter has agreed to purchase the Paired Shares from the selling stockholders at a price of $14.76 per share, which will result in approximately $188.2 million of proceeds to the selling stockholders before expenses. The underwriter may receive from purchasers of the Paired Shares normal brokerage commissions in amounts agreed with such purchasers. The Paired Shares may be offered by the underwriters from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price at which the underwriter purchases Paired Shares from the selling stockholders and the price at which the underwriter resells such Paired Shares may be deemed underwriting compensation.

The Corporation and ESH REIT have entered into an agreement with the selling stockholders to repurchase 1,275,000 Paired Shares directly from the selling stockholders in a private, non-underwritten transaction at a price per Paired Share equal to the price paid by the underwriter in this offering. The share repurchase is expected to be consummated concurrently with the offering and is conditioned upon the closing of this offering. The closing of this offering is not conditioned upon the consummation of the share repurchase. See “Summary—Recent Developments—Share Repurchase.”

We estimate that the total expenses to us of this offering, excluding the underwriting discount, will be approximately $0.5 million, which includes an amount not to exceed $15,000 that we have agreed to reimburse the underwriter for certain expenses incurred by it in connection with this offering.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to, any Paired Shares or equity interests of the Corporation or ESH REIT or securities convertible into or exchangeable or exercisable for any Paired Shares or equity interests of the Corporation or ESH REIT, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Paired Shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of Paired Shares or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter for a period of 30 days after the date of this prospectus supplement, other than (A) the Paired Shares to be sold in this offering and any shares of Corporation common stock, ESH REIT Class B common stock or Paired Shares issued upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the closing date of this offering, (B) any shares of Corporation common stock, ESH REIT Class B common stock or Paired Shares issued or options to purchase Corporation common stock, ESH REIT Class B common stock or Paired Shares granted pursuant to the stock plans existing as of the date of this prospectus supplement, including shares of Corporation common stock, ESH REIT Class B common stock or Paired Shares to be registered on any registration statement on Form S-8 under the Securities Act with respect to the foregoing, (C) issuance of any Corporation common stock, ESH REIT Class B common stock or Paired Shares with respect to the settlement of vested restricted stock and restricted stock units pursuant to stock plans or (D) any Corporation common stock,

ESH REIT Class B common stock or Paired Shares or other securities (including securities convertible into Corporation common stock, ESH REIT Class B common stock or Paired Shares) issued in connection with the acquisition of assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with the acquisition by the Corporation or ESH REIT or any of their respective subsidiaries of such entity or (E) the purchase by the Corporation from ESH REIT and the issuance or sale by ESH REIT to the Corporation of any shares of ESH REIT’s Class A common stock for the purpose of the Corporation maintaining its percentage ownership (by number or value) of ESH REIT; provided that (i) each recipient of shares of Corporation common stock, ESH REIT Class B common stock or Paired Shares issued pursuant to clause (D) above shall have executed and delivered to the representatives a lock-up agreement and (ii) the aggregate number of shares of Corporation common stock, ESH REIT Class B common stock or Paired Shares issued pursuant to clause (D), considered individually and together with all previous acquisition or joint ventures, if any, announced during the 30-day restricted period shall not exceed 10.0% of the Corporation common stock, ESH REIT Class B common stock or Paired Shares issued and outstanding on a fully diluted basis as of the closing date of this offering.

Our directors and executive officers, and certain of our significant shareholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities for a period of 30 days after the date of this prospectus supplement may not, without the prior written consent of the underwriter, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Paired Shares or equity interests of the Corporation or ESH REIT or any securities convertible into or exercisable or exchangeable for our Paired Shares or equity interests of the Corporation or ESH REIT (including, without limitation, Paired Shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Paired Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Paired Shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any Paired Shares or any security convertible into or exercisable or exchangeable for Paired Shares, in each case other than (A) the Paired Shares to be sold in this offering and the share repurchase, (B) transfers of Paired Shares as a bona fide gift or gifts, (C) distributions of Paired Shares to limited partners, members or stockholders of the signatory to the lock-up agreement, (D) transfers of Paired Shares by will or intestacy, (E) transfers of Paired Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the signatory to the lock-up agreement (for purposes of the lock-up agreement, “immediate family” means any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (F) transfers of Paired Shares to any immediate family member or other dependent, (G) transfers of Paired Shares to the signatory to the lock-up agreement’s affiliates or to any investment fund or other entity controlled or managed by such signatory; provided that such signatory notify the underwriter of such transfer, (H) transfers of Paired Shares to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G) above, (I) transfers of Paired Shares pursuant to an order of a court or regulatory agency, (J) transfers of Paired Shares from an executive officer to the Corporation or ESH REIT or their parent entities upon death, disability or termination of employment, in each case, of such executive officer, (K) transfers of Paired Shares acquired in open market transactions after the completion of this offering by any person other than the Corporation or ESH REIT, (L) enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of Paired Shares that does not provide for the transfer of Paired Shares during the 30-day period referred to above, (M) with respect to the Sponsors, transfers of Paired Shares to the other Sponsors and (N) with respect to the Sponsors, the pledge, hypothecation or other granting of a security interest in Paired Shares to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Shares, provided that the Sponsors or the Company, as the case may be, shall provide the underwriter prior written notice informing them of any public filing, report or announcement made by or on behalf of the Corporation, ESH REIT or the selling stockholder with respect thereto; provided that (i) in the case of any transfer or distribution pursuant to clauses (B), (C), (E), (F), (G), (H), (J) and (K) above, each donee or distributee (other than charitable organization transferees or recipients with respect to a maximum of 1,800,000 Paired Shares) shall execute and deliver to the underwriter a lock-up letter and (ii) in the case of any transfer or distribution pursuant to clauses (B) through (F), (H), (J) and (K) above, such transfer or distribution shall not be for value; and provided, further, that in the case of any transfer or distribution pursuant to clauses (B), (C), (E), (F), (H), (K) and (M), during the period ending 30 days after the date of this prospectus supplement if any public reports or filings (including filings under Section 16(a) of the Exchange), reporting a reduction in beneficial ownership of Paired Shares shall be required or voluntarily made, (a) the undersigned shall provide the underwriter prior written notice informing it of such report or filing and (b) such report or filing shall disclose that such donor, done, transferor or transferee (other than charitable organization transferees or recipients with respect to a maximum of 1,800,000 Paired Shares), as the case may be, agrees to be bound in writing by the restrictions set forth herein.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

The Paired Shares are listed on the NYSE under the symbol “STAY.”

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling Paired Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Paired Shares while this offering is in progress. These stabilizing transactions may include short sales or purchases to cover short sales of the Paired Shares. Short sales involve the sale by the underwriter of a greater number of Paired Shares than they are required to purchase in this offering, which are referred to as “naked” shorts. The underwriter is more likely to create a naked short position if the underwriter is concerned that there may be downward pressure on the price of the Paired Shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase Paired Shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the Paired Shares or preventing or retarding a decline in the market price of the Paired Shares, and, as a result, the price of the Paired Shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

The underwriter and its affiliates have provided in the past to us, the Sponsors and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us, the Sponsors and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of the underwriter are also lenders and syndication or administrative agents under the Corporation revolving credit facility and ESH REIT senior secured credit facilities.

In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in our securities or loans, and may do so in the future.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (a) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (b) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

The Paired Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Paired Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

Each person in a Relevant Member State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the EU Prospectus Directive. In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the EU Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto) and includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and, accordingly, the securities may not be offered or sold, and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Paired Shares may not be circulated or distributed, nor may the Paired Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Paired Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is not an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Paired Shares pursuant to an offer made under Section 275, except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Notice to Prospective Investors in Hong Kong

The Paired Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Paired Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Paired Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

LEGAL MATTERS

The validity of the Paired Shares offered hereby and certain U.S. federal income tax matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel to the underwriter.

EXPERTS

The consolidated and combined financial statements of Extended Stay America, Inc. and subsidiaries, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc., and the effectiveness of Extended Stay America, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated and combined financial statements and financial statement schedule and includes an explanatory paragraph referring to Extended Stay America, Inc. and subsidiaries’ retrospective application of an accounting standards update regarding the presentation of debt issuance costs and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference.

The consolidated financial statements of ESH Hospitality, Inc. and subsidiaries, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc., and the effectiveness of ESH Hospitality, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to ESH Hospitality, Inc. and subsidiaries’ retrospective application of an accounting standards update regarding the presentation of debt issuance costs and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference.

Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus supplement:

•	our combined annual report on Form 10-K for the year ended December 31, 2015;

•	portions of the Extended Stay America, Inc. proxy statement and ESH Hospitality, Inc. proxy statement, each filed on April 13, 2016, which are incorporated by reference into our combined annual report on Form 10-K for the year ended December 31, 2015;

•	our combined quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•	our current reports on Form 8-K filed on February 23, 2016 (Item 8.01 only), February 25, 2016, March 11, 2016 (SEC accession number 0001193125-16-501705 only), March 21, 2016, April 26, 2016 (Item 8.01 only), May 18, 2016, July 8, 2016, July 28, 2016 (Item 8.01 only), September 1, 2016, September 8, 2016, September 27, 2016, September 29, 2016, September 30, 2016, October 4, 2016, October 21, 2016, October 25, 2016 (Item 8.01 only), and November 14, 2016, and Form 8-K/A filed on September 2, 2016.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement (excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement), at no cost, by writing or telephoning us at the following address:

Extended Stay America, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

Attention: Corporate Secretary

Telephone: (980) 345-1600

WHERE YOU CAN FIND MORE INFORMATION

The Corporation and ESH REIT have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Paired Shares. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Corporation and ESH REIT and the Paired Shares, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. If we have made references in this prospectus supplement to any contracts, agreements or other documents and also filed any of those contracts, agreements or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

The Corporation and ESH REIT are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, jointly file periodic reports, proxy statements and other information with the SEC. We file combined annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available free of charge on our website under the heading “Investor Relations” at www.extendedstayamerica.com. The information contained on our corporate website or any other website that we may maintain, as well as future filings with the SEC, are not and will not be part of this prospectus supplement or the registration statement of which the accompanying prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus supplement is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

PROSPECTUS

Extended Stay America, Inc.

ESH Hospitality, Inc.

Paired Shares

142,960,388 Paired Shares Offered by the Selling Stockholders

We may offer and sell, from time to time, in one or more offerings shares of paired common stock, each comprised of one share of common stock of Extended Stay America, Inc. and one share of Class B common stock of ESH Hospitality, Inc., which are attached and trade together. We refer to these paired shares collectively in this prospectus as the “Paired Shares.”

In addition, the selling stockholders described in this prospectus under the heading “Selling Stockholders” may offer and sell up to 142,960,388 Paired Shares from time to time. We will pay all expenses of the registration of the Paired Shares, including SEC filing fees, except that the selling stockholders will pay all underwriting discounts and commissions, if any. We will not receive any proceeds from the sale of Paired Shares by the selling stockholders.

The Paired Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STAY.” The last closing price of the Paired Shares on June 5, 2015 was $19.73.

The Paired Shares may be offered or sold by us or any selling stockholder at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of Paired Shares.

This prospectus describes the general manner in which Paired Shares may be offered and sold by either us or any selling stockholder. When either we or the selling stockholders sell Paired Shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Investing in the Paired Shares involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our combined annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in the Paired Shares. See “Incorporation of Certain Information By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2015.

BASIS OF PRESENTATION

This registration statement is filed by Extended Stay America, Inc., a Delaware corporation (the “Corporation”), and its controlled subsidiary, ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”). Both the Corporation and ESH REIT have securities that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which are publicly traded and listed on the New York Stock Exchange (the “NYSE”) as Paired Shares. Unless otherwise indicated or the context requires, the terms the “Company,” “Extended Stay,” “Extended Stay America,” “we,” “our” and “us” refer to the Corporation, ESH REIT and their subsidiaries considered as a single enterprise.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s “shelf” registration rules. Pursuant to this prospectus, we and/or the selling stockholders may, from time to time, sell Paired Shares in one or more offerings.

When either we or the selling stockholders sell Paired Shares under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein may be forward-looking. When used in this prospectus and the documents incorporated by reference herein, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus and the documents incorporated by reference herein. Such risks, uncertainties and other important factors include, but are not limited to:

•	changes in U.S. general and local economic activity and the impact of these changes on consumer demand for lodging and related services in general and for extended stay lodging in particular;

•	levels of spending in the business, travel and leisure industries, as well as consumer confidence;

•	increased competition and the over-building of hotels in our markets;

•	fluctuations in the supply and demand for hotel rooms;

•	changes in the tastes and preferences of our customers;

•	the seasonal and cyclical nature of the real estate and lodging businesses;

•	interruptions in transportation systems, which may result in reduced business or leisure travel;

•	events beyond our control, such as war, terrorist attacks, travel-related health concerns, natural disasters and severe weather;

•	our ability to implement our business strategies profitably;

•	the availability of capital for renovations and future acquisitions;

•	our ability to integrate and successfully operate any hotel properties acquired, developed or built in the future and the risks associated with these hotel properties;

•	the high fixed cost of hotel operations;

•	our ability to retain the services of certain members of our management;

•	incidents or adverse publicity concerning our hotels or other extended stay hotels;

•	decreases in brand loyalty due to increasing use of internet reservation channels;

•	changes in distribution arrangements, such as those with internet travel intermediaries;

•	our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems;

•	the occurrence of cybersecurity incidents;

•	our ability to protect our trademarks and other intellectual property;

•	the ability of ESH REIT to qualify, and remain qualified, as a real estate investment trust (“REIT”) under the Code;

•	actual or constructive ownership (including deemed ownership by virtue of certain attribution provisions under the Code) of Paired Shares by investors who we do not control, which may cause ESH REIT to fail to meet the REIT income tests;

•	changes in federal, state, or local tax law, including legislative, administrative, regulatory or other actions affecting REITs or changes in interpretations thereof or increased taxes resulting from tax audits;

•	our relationships with associates and changes in labor laws;

•	the cost of compliance with and liabilities under environmental, health and safety laws;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in local market or neighborhood conditions may diminish the value of real property;

•	increases in interest rates and operating costs;

•	our substantial indebtedness and debt service obligations, including material increases in our cost of borrowing;

•	our ability to access credit or capital markets;

•	inadequate insurance coverage;

•	adverse litigation judgments or settlements; and

•	our status as a “controlled company.”

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in our combined annual report on Form 10-K filed with the SEC on February 26, 2015 and in other filings with the SEC. You should evaluate all forward-looking statements made in this prospectus and the documents incorporated by reference herein in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Estimates and forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

THE COMPANY

We are the largest integrated owner/operator of company-branded hotels in North America. Our business operates in the extended stay lodging industry, and as of March 31, 2015, we own and operate 682 hotels comprising 76,000 rooms located in 44 states across the United States and in Canada. We own and operate 632 of our hotels under our core brand, Extended Stay America, which serves the mid-price extended stay segment, and accounts for approximately half of the segment by number of rooms in the United States. In addition, we own and operate three Extended Stay Canada hotels and 47 hotels in the economy extended stay segment under the Crossland Economy Studios brand.

Our extended stay hotels are designed to provide an affordable and attractive alternative to traditional lodging or apartment accommodations and are targeted toward self-sufficient, value-conscious guests. Our hotels feature fully-furnished rooms with in-room kitchens, complimentary grab-and-go breakfast, free WiFi, flat screen TVs and limited housekeeping service, which is typically provided on a weekly basis. Our guests include business travelers, professionals on temporary work or training assignments, persons relocating, temporarily displaced or purchasing a home and anyone else in need of temporary housing. Our guests generally rent accommodations on a weekly or longer term basis.

We were founded in January 1995 as a developer, owner and operator of extended stay hotels. Following a period focused primarily on new development, we became a consolidator of hotel properties by selectively acquiring extended stay companies and hotels, ultimately creating the largest mid-price extended stay company in the United States. We were acquired out of bankruptcy by Centerbridge Partners, L.P., Paulson & Co. Inc. and the Blackstone Group, L.P. and their funds or affiliates on October 8, 2010.

RISK FACTORS

An investment in the Paired Shares involves a high degree of risk. You should consider carefully the risks set forth under “Risk Factors” in our combined annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before deciding to invest in the Paired Shares. See “Incorporation of Certain Information By Reference.” See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” above.

USE OF PROCEEDS

We will specify the use of net proceeds from the sale of the Paired Shares that we may offer from time to time pursuant to this prospectus in the applicable prospectus supplement relating to a particular offering.

We will not receive any proceeds from the sale of Paired Shares by the selling stockholders.

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed in part to permit the selling stockholders to resell to the public Paired Shares, including any Paired Shares that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction. Under the terms of the registration rights agreement between us and the selling stockholders named therein, we will pay all expenses of the registration of their Paired Shares, including SEC filing fees, except that the selling stockholders will pay all underwriting discounts and commissions, if any. For further information regarding material relationships and transactions between us and the selling stockholders, see the “Certain Relationships and Related Party Transactions” section of our definitive proxy statement on Schedule 14A that was filed with the SEC on April 21, 2015 and is incorporated by reference in this prospectus.

The following table sets forth information regarding the beneficial ownership of the Paired Shares held by the selling stockholders as of May 28, 2015. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the Paired Shares covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of Paired Shares that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that each selling stockholder will sell all of its Paired Shares covered by this prospectus. When we refer to the selling stockholders in this prospectus, we mean the entities listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest.

Based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers purchased Paired Shares outside the ordinary course of business or, at the time of their acquisition of Paired Shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the Paired Shares.

We have based our calculation of beneficial ownership on 204,603,940 shares of common stock of the Corporation, 204,603,940 shares of Class B common stock of ESH REIT and 250,493,583 shares of Class A common stock of the Corporation, which were outstanding as of May 28, 2015. No individual entity owns, actually or constructively, more than 9.8% of the Paired Shares, as provided in the respective charters of the Corporation and ESH REIT.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities that the table names have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Paired Shares issuable upon the settlement of restricted stock units occurring within 60 days of May 28, 2015 deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Corporation		ESH REIT				Number of Paired Shares Being Offered	Number of Paired Shares Beneficially Owned After The Offering	Percentage of Paired Shares Beneficially Owned After the Offering
	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Class B Common Stock Beneficially Owned Prior to the Offering		Paired Shares Beneficially Owned Prior to the Offering
Name and address	Number	Percent	Number	Percent	Number	Percent
Investment funds affiliated with Centerbridge Partners, L.P.(1) †	47,661,591	23.3%	47,661,591	23.3%	47,661,591	23.3%	47,661,591	—	—
c/o Centerbridge Partners, L.P. 375 Park Avenue, 12th Fl., New York, New York 10152
Investment funds and accounts affiliated with Paulson & Co. Inc.(2) †	47,661,591	23.3%	47,661,591	23.3%	47,661,591	23.3%	47,661,591	—	—
c/o Paulson & Co. Inc. 1251 Avenue of the Americas, New York, New York 10020
Partnerships affiliated with the Blackstone Group, L.P.(3) †	47,637,206	23.3%	47,637,206	23.3%	47,637,206	23.3%	47,637,206	—	—
c/o The Blackstone Group, L.P. 345 Park Avenue, New York, New York 10154

†	The selling stockholders may pledge, hypothecate or grant security interests in any or all of the Paired Shares held by them, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit.

(1)	Reflects 8,977,061 Paired Shares held directly by Centerbridge Credit Partners, L.P., 11,000,245 Paired Shares held directly by Centerbridge Credit Partners TE Intermediate I, L.P., 3,853,490 Paired Shares held directly by Centerbridge Credit Partners Offshore Intermediate III, L.P., 11,493,801 Paired Shares held directly by Centerbridge Capital Partners AIV VI-A, L.P., 11,489,516 Paired Shares held directly by Centerbridge Capital Partners AIV VI-B, L.P., 769,616 Paired Shares held directly by Centerbridge Capital Partners Strategic AIV I, L.P. and 77,862 Paired Shares held directly by Centerbridge Capital Partners SBS, L.P., in each case prior to the offering.

Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. and Centerbridge Credit Partners TE Intermediate I, L.P. Centerbridge Credit GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners General Partner, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Offshore Intermediate III, L.P. Centerbridge Credit Offshore GP Investors, L.L.C. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Associates, L.P. is the general partner of Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P., Centerbridge Capital Partners Strategic AIV I, L.P. and Centerbridge Capital Partners SBS, L.P. Centerbridge GP Investors, LLC is the general partner of Centerbridge Associates, L.P. Jeffrey H. Aronson and Mark T. Gallogly, the managing members of Centerbridge Credit GP Investors, L.L.C., Centerbridge Credit Offshore GP Investors, L.L.C. and Centerbridge GP Investors, LLC, share the power to vote and invest the Paired Shares held by Centerbridge Credit Partners, L.P., Centerbridge Credit Partners TE Intermediate I, L.P., Centerbridge Credit Partners Offshore Intermediate III, L.P., Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P., Centerbridge Capital Partners Strategic AIV I, L.P. and Centerbridge Capital Partners SBS, L.P. Each of Messrs. Aronson and Gallogly disclaims beneficial ownership of such securities.

(2)	Paulson & Co. Inc. (“Paulson”), an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investments funds and separate managed accounts (such investment funds and accounts, the “Funds”). In its role as investment advisor or manager of the Funds, Paulson possesses voting and/or investment power over the Paired Shares owned by the Funds. All Paired Shares are owned by the Funds. Paulson disclaims beneficial ownership of such securities.

(3)	Reflects Paired Shares held by the partnerships affiliated with The Blackstone Group, L.P. (the “Partnerships”) as follows: 8,730,732 Paired Shares directly held by Blackstone Real Estate Partners VI.A-ESH L.P., 8,846,409 Paired Shares directly held by Blackstone Real Estate Partners VI.B-ESH L.P., 2,950,447 Paired Shares directly held by Blackstone Real Estate Partners VI.C-ESH L.P., 59,495 Paired Shares directly held by Blackstone Real Estate Partners (AIV) VI-ESH L.P., 5,615,178 Paired Shares directly held by Blackstone Real Estate Partners VI.TE.1-ESH L.P., 12,070,866 Paired Shares directly held by Blackstone Real Estate Partners VI.TE.2-ESH L.P., 9,202,360 Paired Shares directly held by Blackstone Real Estate Partners VI.F-ESH L.P. and 145,243 Paired Shares directly held by Blackstone Real Estate Holdings VI L.P, in each case prior to the offering. The general partner of each of Blackstone Real Estate Partners VI.A-ESH L.P., Blackstone Real Estate Partners VI.B-ESH L.P., Blackstone Real Estate Partners VI.C-ESH L.P., Blackstone Real Estate Partners (AIV) VI-ESH L.P., Blackstone Real Estate Partners VI.TE.1-ESH L.P., Blackstone Real Estate Partners VI.TE.2-ESH L.P. and Blackstone Real Estate Partners VI.F-ESH L.P. is Blackstone Real Estate Associates VI-ESH L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C.

The general partner of Blackstone Real Estate Associates VI-ESH L.P. is BREA VI-ESH L.L.C. The managing member of BREA VI-ESH L.L.C. and sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Amounts beneficially owned also reflect 16,476 Paired Shares directly held by Mr. Schwarzman. Each of such Blackstone entities (other than the Partnerships to the extent of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the Paired Shares beneficially owned by the Partnerships directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a description of the material terms of the Corporation’s charter and bylaws, ESH REIT’s charter and bylaws and certain provisions of the Delaware General Corporate Law, or DGCL. We also refer you to the Corporation’s amended and restated certificate of incorporation and amended and restated bylaws and ESH REIT’s amended and restated certificate of incorporation and bylaws, copies of which have been filed with the SEC. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Authorized Shares

The Corporation

The Corporation’s charter authorizes the Corporation to issue 7,700,000,000 shares of capital stock, consisting of (i) 3,500,000,000 shares of common stock, par value $0.01 per share; (ii) 350,000,000 shares of preferred stock, par value $0.01 per share; (iii) 3,500,000,000 shares of excess common stock, par value $0.01 per share, into which the Corporation common stock is convertible; and (iv) 350,000,000 shares of excess preferred stock, par value $0.01 per share, into which the preferred stock is convertible.

The Corporation’s charter grants to the board of directors of the Corporation the power to classify and authorize the issuance of one or more classes or series of Corporation preferred stock having such voting rights, rights to dividends, distributions, liquidation preference, conversion rights, exchange rights and redemption rights, and such designations, preferences and participations and other limitations or restrictions as are specified by the board of directors of the Corporation and as are not prohibited by the Corporation’s charter or applicable law.

ESH REIT

ESH REIT’s charter authorizes ESH REIT to issue 24,900,000,125 shares of capital stock, consisting of: (i) 4,300,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 7,800,000,000 shares of Class B common stock, par value $0.01 per share; (iii) 125 shares of preferred stock, no par value; (iv) 350,000,000 shares of preferred stock, par value $0.01 per share; (v) 4,300,000,000 shares of excess Class A common stock, par value $0.01 per share, into which the Class A common stock is convertible; (vi) 7,800,000,000 shares of excess Class B common stock, par value $0.01 per share, into which the Class B common stock is convertible; and (vii) 350,000,000 shares of excess preferred stock, par value $0.01 per share, into which the preferred stock is convertible.

ESH REIT’s charter grants to the board of directors of ESH REIT the power to classify and authorize the issuance of one or more classes or series of ESH REIT preferred stock having such voting rights, rights to dividends, distributions, liquidation preference, conversion rights, exchange rights and redemption rights, and such designations, preferences and participations and other limitations or restrictions as are specified by the board of directors of ESH REIT and as are not prohibited by ESH REIT’s charter or applicable law.

As of May 28, 2015, there were 204,603,940 Paired Shares issued and outstanding, 204,603,940 shares of common stock of the Corporation issued and outstanding, 21,202 shares of voting preferred stock of the Corporation issued and outstanding, 250,493,583 shares of Class A common stock of ESH REIT issued and outstanding, 204,603,940 shares of Class B common stock of ESH REIT issued and outstanding and 125 shares of 12.5% preferred stock of ESH REIT issued and outstanding. As of May 28, 2015, no shares of excess stock of the Corporation or ESH REIT were issued and outstanding.

Pairing Arrangement

The terms of the Corporation’s common stock and ESH REIT’s Class B common stock currently require that, until the limitation on transfer provided for in Article VI of each of the Corporation’s charter and ESH

REIT’s charter is terminated, shares of common stock of the Corporation and shares of Class B common stock of ESH REIT are transferable and tradeable only in combination as units, each unit initially consisting of one share of Corporation common stock and one share of ESH REIT Class B common stock. The certificates evidencing the Corporation common stock and ESH REIT Class B common stock bear legends that restrict transfers of paired shares of Corporation common stock and ESH REIT Class B common stock on an unpaired basis.

However, the Corporation’s charter and ESH REIT’s charter do allow the respective boards of directors of the Corporation and ESH REIT to, in their sole discretion, issue unpaired shares of their capital stock. In addition, holders of either shares of Corporation common stock or shares of ESH REIT Class B common stock have the option, by the affirmative vote of a majority of the shares of the Corporation common stock or shares of ESH REIT Class B common stock, as the case may be, then outstanding, to elect to eliminate the pairing arrangement in accordance with the respective charters of the Corporation and ESH REIT, subject to the rights of the selling stockholders in the Stockholders Agreement. The pairing arrangement may also be terminated by an action taken by the respective boards of directors of the Corporation and ESH REIT, subject to the rights of the selling stockholders in the Stockholders Agreement. The pairing arrangement will be automatically terminated upon bankruptcy of either of the Corporation or ESH REIT.

The Corporation and ESH REIT each have the right, at their option and without the consent of the holders of the Paired Shares, to acquire shares of Class B common stock of ESH REIT from the holders of such shares in exchange for cash, securities of the Corporation or ESH REIT, as the case may be, and/or any other property with a fair market value, as determined by a third party valuation, investment banking or other financial advisory firm, at least equal to the fair market value of the Class B common stock of ESH REIT being exchanged. The Corporation and ESH REIT each have the right, at their option and without the consent of the holders of the Paired Shares, to acquire shares of the Corporation’s common stock from the holders of such shares in exchange for cash, securities of the Corporation or ESH REIT, as the case may be, and/or any other property with a fair market value, as determined by a third party valuation, investment banking or other financial advisory firm, at least equal to the fair market value of the Corporation’s common stock being exchanged. Acquisitions of shares of the Corporation’s stock by ESH REIT need to be structured to avoid causing the Corporation to be treated as a “related party tenant” of ESH REIT. See “Material United States Federal Income Tax Considerations—Taxation of ESH REIT.” Holders of the Paired Shares could be subject to U.S. federal income tax on the exchange of shares of Class B common stock of ESH REIT or shares of common stock of the Corporation and may not receive cash to pay the tax from the Corporation or ESH REIT. See “Material United States Federal Income Tax Considerations—Taxation of Holders of Paired Shares with Respect to ESH REIT Shares” and “Material United States Federal Income Tax Considerations—Taxation of Holders of Paired Shares with Respect to Shares of Common Stock of the Corporation.”

After any such acquisition, shares of the Corporation’s common stock may be paired with shares of Class B common stock of ESH REIT in a different proportion, but such shares will continue to be attached and trade together. The Class A common stock of ESH REIT to be owned by the Corporation will be freely transferable, and if transferred, the transferee will hold unpaired shares of common stock of ESH REIT.

Limits on Ownership of Stock and Restrictions on Transfer

For ESH REIT to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of equity stock. Specifically, not more than 50% in value of ESH REIT’s outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) (this ownership restriction is commonly referred to as the “5/50 Test”). Additionally, the shares of stock must be beneficially owned by 100 or more persons, during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, at least 75% of ESH REIT’s gross income for each year must consist of qualified “rents from real property” and income from certain other real property investments. The Code contains certain provisions that exclude rental income paid by a “related party” from the concept of qualified “rents from real property” for purposes of this gross income test.

The Code will treat the Corporation as a “related party” for purposes of this gross income test if ESH REIT owns, actually or constructively, 10% or more of the ownership interests in the Corporation within the meaning of section 856(d)(2)(B) of the Code. ESH REIT will be deemed to constructively own 10% or more of the ownership interests in the Corporation if a person holding 10% or more of ESH REIT common stock also holds 10% or more of Corporation common stock. Thus, if one person held 10% or more of the outstanding Paired Shares, the Corporation would be deemed a related party of ESH REIT and ESH REIT would lose its status as a REIT. Accordingly, both ESH REIT and the Corporation must have various restrictions on the ownership of shares of their capital stock in order to ensure that the 5/50 Test is met, as well as to ensure that rents received by ESH REIT from the Corporation are not deemed to be rents from a related party. The 250,493,583 shares of ESH REIT’s Class A common stock held entirely by the Corporation are excluded from the ownership restrictions.

To protect ESH REIT against the risk of losing its status as a REIT due to a concentration of ownership among its stockholders, and to otherwise address concerns related to a concentrated ownership of capital stock, the Corporation’s charter and ESH REIT’s charter, subject to certain exceptions, provide that no single person may “Beneficially Own” or “Constructively Own” more than 9.8% of the outstanding shares of any class or series of capital stock. The certificates evidencing the Corporation common stock and Class B common stock of ESH REIT bear legends that specify restrictions on ownership and transfer. The Class A common stock of ESH REIT and the 125 shares of preferred stock of ESH REIT are not subject to the 9.8% ownership limitation under the charter of ESH REIT. Each of the boards of directors of the Corporation and ESH REIT may waive or modify the ownership limits with respect to one or more persons if they are satisfied that ownership in excess of this limit would not jeopardize ESH REIT’s status as a REIT for U.S. federal income tax purposes. In addition, ESH REIT’s charter provides that any transfer of ESH REIT’s Class B common stock or preferred stock that would result in (i) ESH REIT being “closely held” within the meaning of Section 856(h) of the Code, (ii) ESH REIT owning, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of ESH REIT or any direct or indirect subsidiary, within the meaning of Section 856(h)(2)(B) of the Code or (iii) the capital stock of ESH REIT being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio. The Corporation’s charter also provides that any transfer of the Corporation’s common stock or preferred stock that would result in (i) the Corporation being “closely held” within the meaning of Section 856(h) of the Code (as if the Corporation were a REIT), (ii) the Corporation owning, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary, within the meaning of Section 856(h)(2)(B) of the Code (as if the Corporation were a REIT) or (iii) the capital stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code (as if the Corporation were a REIT) shall be void ab initio.

Shares Owned in Excess of the Ownership Limit

As described above, in order to protect ESH REIT against the risk of losing its status as a REIT, the Corporation’s charter and ESH REIT’s charter provide, subject to certain exceptions, that no single person may “Beneficially Own” or “Constructively Own” more than 9.8% of the outstanding shares of any class or series of capital stock. See “—Limits on Ownership of Stock and Restrictions on Transfer.” Stock of ESH REIT or stock of the Corporation owned, or deemed to be owned, or transferred to a stockholder in excess of the 9.8% ownership limits will be converted automatically into shares of “excess stock” and will be transferred, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization. However, for purposes of determining shares owned in excess of the ownership limit, the 250,303,494 shares of Class A common stock of ESH REIT held entirely by the Corporation, are excluded from the ownership limitations.

Upon the conversion into excess shares of any shares of any class or series of stock of ESH REIT or the Corporation that are paired with a class or series of shares of stock of the Corporation or ESH REIT, such shares of the Corporation or ESH REIT shall likewise be converted into an equal number of shares of excess stock and be paired with such converted shares of ESH REIT or the Corporation, as the case may be, and shall be simultaneously transferred to a trust.

Upon the occurrence of such a conversion of shares of any class or series of stock of ESH REIT or the Corporation into an equal number of shares of excess stock, ESH REIT or the Corporation, as the case may be, shall take all necessary action to retire such shares of stock, and such shares may be re-issued from time to time by ESH REIT or the Corporation, as the case may be.

Each share of excess stock is entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the board of directors of ESH REIT or the Corporation, as the case may be, as shares of the class or series of stock from which such excess stock was converted. The trustee, to whom shares of excess stock are transferred, as record holder of the shares of excess stock, is entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the beneficiary. The “prohibited owner,” with respect to such shares of excess stock, shall, subject to applicable law, repay to the trust the amount of any dividends or distributions received by it that are attributable to any shares that have been converted into shares of excess stock and which were distributed by ESH REIT or the Corporation on a record date which was on or after the date that such shares were converted into shares of excess stock. ESH REIT and the Corporation shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a prohibited owner, including, if necessary, but subject to applicable law, withholding any portion of future dividends or distributions payable on shares beneficially or constructively owned by such person who, but for these provisions, would own the shares of stock that were converted into shares of excess stock; and, as soon as reasonably practicable following ESH REIT’s or the Corporation’s receipt or withholding thereof, shall, subject to applicable law, pay over to the trust for the benefit of the beneficiary the dividends so received or withheld, as the case may be.

Right to Purchase Excess Stock

In addition to the foregoing transfer restrictions, and as more fully explained in the Corporation’s charter and ESH REIT’s charter, shares of excess stock are deemed to have been offered for sale to the Corporation or ESH REIT, as applicable, or their respective designees, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares of excess stock or (2) the market price on the date the Corporation or ESH REIT, as applicable, or their respective designees, accepts such offer. The Corporation or ESH REIT, as applicable, or their respective designees shall have the right to accept such offer for a period of 90 days.

General

The foregoing restrictions on transferability and ownership will not apply if ESH REIT’s board of directors determines that it is no longer in its best interest for ESH REIT to continue to qualify as a REIT, subject to the rights of the selling stockholders in the Stockholders Agreement. Furthermore, ESH REIT’s or the Corporation’s board of directors may, in their sole discretion, waive or modify the ownership limits with respect to one or more persons if they are satisfied that ownership in excess of this limit will not jeopardize ESH REIT’s qualification as a REIT.

Shareholders are required to disclose to us in writing any information with respect to their ownership of our capital stock that we may reasonably request in order to determine ESH REIT’s status as a REIT and to ensure compliance with the ownership limits.

The ownership limits may have the effect of delaying, deferring or preventing a change of control of the companies.

Description of Common Stock of the Corporation

Holders of Corporation common stock are entitled to one vote for each share on all matters that the Corporation’s stockholders vote upon, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of Corporation preferred stock, common stockholders are entitled to any dividends that the board of directors of the Corporation may declare. Holders of Corporation common stock are entitled to share ratably in the Corporation’s net assets upon its dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of Corporation preferred stock then outstanding. Holders of Corporation common stock have no preemptive rights to purchase shares of its stock. For ESH REIT to qualify as a REIT under the Code, among other things, no more than 50% of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist ESH REIT in meeting this requirement, the Corporation may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of its outstanding equity securities, directly or indirectly, by one individual. See “—Limits on Ownership of Stock and Restrictions on Transfer.” All outstanding shares of Corporation common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Corporation common stock will be subject to those of the holders of any shares of Corporation preferred stock the Corporation may issue in the future.

The Corporation common stock is represented by certificates, unless the board of directors of the Corporation adopts a resolution providing that some or all of the Corporation common stock shall be uncertificated. Any resolution will not apply to any shares of common stock that are already certificated until the shares are surrendered to the Corporation.

Description of Class A Common Stock and Class B Common Stock of ESH REIT

The Class A common stock is held by the Corporation. The Corporation holds an amount of Class A common stock that represents a majority, by vote and value, of the capital stock of ESH REIT. The Class B common stock is held by stockholders of the Corporation as part of the Paired Shares.

Holders of Class A common stock and Class B common stock will generally vote together on all matters on which stockholders generally are entitled to vote, voting as a single class, each holder of Class B common stock, as such, shall be entitled to one vote for each share of Class B common stock held of record by such holder and each holder of Class A common stock, as such, shall be entitled to the greater of (i) one vote for each share of Class A common stock held of record by such holder or (ii) the number of votes for each share of Class A common stock that results in the holders of Class A common stock, in aggregate, being entitled to cast a number of votes representing 55% of the total voting power of all outstanding equity securities of ESH REIT. Subject to the rights of holders of any then outstanding shares of ESH REIT preferred stock, Class A common stock and Class B common stock are entitled to any dividends that ESH REIT’s board of directors may declare. Each share of Class A common stock and Class B common stock are entitled to the same amount of dividends per share, except that if (i) (a) ESH REIT is restricted under a loan, credit facility or other borrowing and (b) ESH REIT’s board of directors determines it necessary or desirable to continue to satisfy the distribution requirements under Section 857 of the Code, or (ii) ESH REIT’s board of directors determines it necessary or desirable to prevent ESH REIT and the Corporation from being treated as “stapled entities” (as defined in Section 269B(c)(2) of the Code), then to the extent necessary to satisfy clauses (i) and (ii), ESH REIT may (a) declare and pay taxable dividends, in cash, in kind, or in equity stock, in respect of the Class A common stock that differ, in kind and/or amount, from dividends paid in respect of the Class B common stock, including, but not limited to, (x) the payment of no dividends in respect of the Class B common stock, (y) distributing taxable stock dividends paid in respect of the Class A common stock in the form of Class A and/or Class B common stock and/or preferred stock of ESH REIT and (z) distributing taxable stock dividends paid in respect of the Class B common stock in the form of Class B common stock. ESH REIT and the Corporation have separate and independent distribution policies. Holders of Class A common stock and Class B common stock are entitled to share ratably in ESH REIT’s net assets upon its dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of ESH REIT preferred stock then outstanding. Each share of Class A common stock will be convertible into one share of Class B common stock only in connection with a distribution or third party sale of Paired Shares by the Corporation. There are customary REIT ownership and transfer restrictions with respect to the Class B common stock. See “—Limits on Ownership of Stock and Restrictions on Transfer.” The Corporation will be free to sell its Class A common stock representing a controlling, majority ownership of ESH REIT at any time.

Description of Preferred Stock

The charters of the Corporation and ESH REIT provide that the board of directors of each of the Corporation and ESH REIT may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval.

One of the effects of undesignated preferred stock may be to enable the board of directors of the Corporation or ESH REIT to discourage an attempt to obtain control of the Corporation or ESH REIT by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of holders of Paired Shares by, among other things:

•	restricting dividends on the Paired Shares;

•	diluting the voting power of the common stock of the Corporation or ESH REIT;

•	impairing the liquidation rights of the Paired Shares; or

•	delaying or preventing a change in control of the Corporation or ESH REIT without further action by the stockholders.

The Corporation

As of May 28, 2015, there were 21,202 shares of voting preferred stock, par value $0.01 per share, of the Corporation issued and outstanding.

With respect to dividend, distribution and liquidation rights, the voting preferred stock ranks senior to the Corporation common stock. The liquidation preference of the voting preferred stock is $1,000 per share plus any accumulated but unpaid dividends and interest on unpaid dividends, if applicable.

Dividends. Dividends on the voting preferred stock are payable quarterly in arrears at a rate of 8.0% per year.

Holder Mandated Redemption. On or after the fifth anniversary of the issuance of the voting preferred stock, a holder of the voting preferred stock will have the right to require the Corporation to redeem in cash the voting preferred stock at $1,000 per share plus any accumulated but unpaid dividends and any interest on unpaid dividends through the date of redemption.

Corporation Mandated Redemption. On the seventh anniversary of the issuance of the voting preferred stock, the Corporation shall mandatorily redeem all of the voting preferred stock at $1,000 per share plus any accumulated but unpaid dividends and any interest on unpaid dividends through the date of redemption.

Voting. Holders of voting preferred stock are generally entitled to one vote for each share and will vote together with the Corporation common stock as a single class on all matters that the Corporation’s common stockholders are entitled to vote upon. The Corporation’s charter provides that a majority of the votes entitled to be cast by the holders of the voting preferred stock are necessary for any:

•	amendment to the Corporation’s charter or bylaws that has a material adverse effect on the rights and preferences of the voting preferred stock or that increases the number of authorized shares of voting preferred stock; and

•	any reclassification of the voting preferred stock.

ESH REIT

As of May 28, 2015, there were 125 shares of 12.5% preferred stock, no par value, of ESH REIT issued and outstanding.

With respect to dividends and distributions upon ESH REIT’s liquidation, winding-up and dissolution, the 12.5% preferred stock ranks senior to the Class A common stock and the Class B common stock. The liquidation preference of the 12.5% preferred stock is $1,000 per share plus any accumulated but unpaid dividends and interest on unpaid dividends, if applicable.

Dividends. Dividends on the 12.5% preferred stock are payable in cash semi-annually at a rate of 12.5% of the liquidation preference per year. To the extent not paid semi-annually, unpaid dividends will accrue interest at the simple per annum rate of 12.5% on the amount of the unpaid dividends through the date on which the unpaid distributions are paid in full.

Redemption. Shares of 12.5% preferred stock may be redeemed, in whole or in part, at any time for a per share amount equal to the liquidation preference plus all accrued but unpaid dividends and any interest on unpaid dividends through the date of redemption. In addition, a redemption premium is payable upon the redemption of the 12.5% preferred stock. The redemption premium is $50 per share if the 12.5% preferred stock is redeemed after December 31, 2014 and on or before December 31, 2015, and thereafter, there is no redemption premium payable.

Voting. Except as expressly permitted in ESH REIT’s charter and except as required by applicable law, the holders of shares of 12.5% preferred stock have no voting rights. ESH REIT’s charter provides that a majority of the votes entitled to be cast by the holders of the 12.5% preferred stock are necessary for any:

•	authorization or issuance of any class or series of stock with any rights that are senior to or have parity with the 12.5% preferred stock;

•	any amendment to ESH REIT’s charter or bylaws that has a material adverse effect on the rights and preferences of the 12.5% preferred stock or that increases the number of authorized or issued shares of 12.5% preferred stock; and

•	any reclassification of the 12.5% preferred stock.

Composition of the Boards of Directors of the Corporation and ESH REIT

In accordance with the bylaws of the Corporation and ESH REIT, the number of directors comprising the boards of directors of the Corporation and ESH REIT are determined from time to time by their boards of directors, and only a majority of the boards of directors may fix the number of directors, subject to the stockholder rights of the selling stockholders discussed below. Corporation has seven directors and ESH REIT has seven directors. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of the boards of directors of the Corporation or ESH REIT, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Limitation on Liability and Indemnification of Officers and Directors of the Corporation and ESH REIT

The charters of the Corporation and ESH REIT provide that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to the Corporation or ESH REIT or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or knowing a violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

In addition, the bylaws of the Corporation and ESH REIT provide that each will indemnify their respective directors and officers to the fullest extent Delaware law permits. The Corporation and ESH REIT have entered into indemnification agreements with our directors and executive officers. We also maintain directors and officers insurance.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Corporation’s and ESH REIT’s charters, to the fullest extent permitted from time to time by Delaware law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities (which includes any investment or business opportunity or potential transaction or matter, including without limitation those that might be the same as or similar to the Corporation’s or ESH REIT’s affiliates business or activities) that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are the Corporation’s, ESH REIT’s or their subsidiaries’ employees. The Corporation’s and ESH REIT’s charters provide that, to the fullest extent permitted by law, none of the selling stockholders or any of their affiliates or any director who is not employed by the Corporation or ESH REIT (including any non-employee director who serves as one of the Corporation’s or ESH REIT’s officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any of the selling stockholders or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for the Corporation or ESH REIT or their affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Corporation’s and ESH REIT’s charters do not renounce the Corporation’s or ESH REIT’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Corporation or ESH REIT. To the fullest extent permitted by law, no business opportunity is deemed to be a potential corporate opportunity for the Corporation or ESH REIT unless the Corporation or ESH REIT would be permitted to undertake the opportunity under the Corporation’s or ESH REIT’s charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Anti-Takeover Effects of the Charter and Bylaws of the Corporation and ESH REIT

The charter and bylaws of the Corporation and ESH REIT contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the boards of directors for the Corporation and ESH, respectively, and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of the Corporation and ESH REIT unless such takeover or change of control is approved by the applicable board of directors.

Business Combinations with Interested Stockholders

Each of the Corporation and ESH REIT elected not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, neither the Corporation nor ESH REIT is subject to any anti-takeover effects of Section 203. However, each of the Corporation’s charter and ESH REIT’s charter contains provisions that have the same effect as Section 203, except that they provide that the selling stockholders and their respective affiliates will not be deemed to be “interested stockholders,” regardless of the percentage of the voting stock owned by them, and accordingly will not be subject to such restrictions.

Removal of Directors

The bylaws of the Corporation and ESH REIT provide that a director of the Corporation or ESH REIT, as the case may be, may be removed with or without cause by the affirmative vote of at least a majority of the voting power of all shares then entitled to vote at an election of directors acting as a single class. The charters of the Corporation and ESH REIT provide, for purposes of election to and membership on the board of directors of the Corporation or ESH REIT, no person designated or nominated for election, may, at any time, cause the boards to have a majority or greater than a majority of directors in common. In the event that the board of directors of the Corporation and the board of directors of ESH REIT have more than a majority of directors in common, then, unless cured, the minimum number of directors as necessary to bring the Corporation and ESH REIT back into compliance with the requirement set forth above, will be automatically disqualified from the office.

Voting

Shareholders holding a majority of the Corporation and ESH REIT shares of capital stock entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders of the Corporation and ESH REIT, except as otherwise provided under the charters and bylaws of the Corporation and ESH REIT.

Action by Written Consent

The charter of the Corporation provides that stockholder action can be taken by written consent only so long as the selling stockholders hold at least 50% of the voting power of the issued and outstanding Corporation common stock; provided, however that stockholder action may be taken by holders of the voting preferred stock, voting separately as a series or separately as a class with one or more other such series without prior notice and without a vote to the extent expressly so provided by the applicable certificate of designation. The charter of ESH REIT provides that (i) stockholder action can be taken by written consent only so long as the Corporation, together with its affiliates own at least 50% of the voting power of the issued and outstanding shares of ESH REIT subject to (ii) and (iii) below; and (ii) stockholder action can be taken by written consent by stockholders whenever the vote solely of stockholders of ESH REIT (other than the holders of the Class A common stock of ESH REIT) is required or permitted to be taken for or in connection with any corporate action only so long as the selling stockholders own at least 50% of the voting power of such issued and outstanding shares of ESH REIT subject to (iii) below; and (iii) stockholder action taken solely by the holders of the Class B common stock of ESH REIT can be taken by written consent by such stockholders only so long as the selling stockholders own at least 50% of the voting power of the issued and outstanding shares of Class B common stock of ESH REIT.

Ability to Call Special Meetings

The bylaws of the Corporation and ESH REIT provide that special meetings of their stockholders can be called by the holders of 20% of the outstanding shares of capital stock entitled to vote, until such time that the selling stockholders own less than 50% of the outstanding Paired Shares.

Advance Notice Provisions for Shareholders

To nominate directors to the boards of the Corporation or ESH REIT or bring other business before an annual meeting of stockholders of the Corporation or ESH REIT, a stockholder’s notice must be delivered to the

Secretary of the Corporation or ESH REIT, as the case may be, at our principal executive offices no less than 90 calendar days before the first anniversary of the previous year’s annual meeting of stockholders, subject to certain exceptions contained in the bylaws of the Corporation and ESH REIT. These provisions do not apply to the selling stockholders so long as the selling stockholders hold at least 50% of the outstanding Paired Shares.

Amending the Charters and Bylaws of the Corporation and ESH REIT

The charters of the Corporation and ESH REIT provide that the charters may generally be amended by the affirmative vote of a majority of the respective board of directors of the Corporation or ESH REIT and by the affirmative vote of the majority of all shares of stock of the Corporation or ESH REIT then entitled to vote at any annual or special meeting of the Corporation or ESH REIT. The charters and bylaws of the Corporation and ESH REIT provide that the bylaws may generally be amended by the affirmative vote of a majority of the respective board of directors of the Corporation or ESH REIT and by the affirmative vote of the majority of all shares of stock of the Corporation or ESH REIT then entitled to vote at any annual or special meeting of stockholders of the Corporation or ESH REIT, respectively. However, the charters and bylaws, as the case may be, also provide that the affirmative vote of at least 66 2⁄3% of the outstanding shares of stock of the ESH REIT Class B common stock or the Corporation common stock entitled to vote are required to amend or repeal, or to adopt any provision inconsistent with, the provisions regarding corporate opportunities, entering into business combinations with interested stockholders, removal and vacancies of directors, action by written consent, calling special meetings of stockholders, or requiring advance notice of director nominations or other business before an annual or special meeting, as well as the amendment provision requiring that the foregoing provisions be amended or repealed only with a 66 2⁄3% vote.

Stockholders Agreement

In connection with the initial public offering, the Corporation and ESH REIT entered into a stockholders agreement with the selling stockholders pursuant to which the selling stockholders have specified board representation rights, governance rights, information rights and other rights.

Registration Rights Agreement

In connection with the initial public offering, the Corporation and ESH REIT entered into a registration rights agreement with the selling stockholders, whereby we are required to file this registration statement pursuant to the Securities Act to register the Paired Shares of the selling stockholders for resale.

Listing

The Paired Shares are listed on the NYSE under the symbol “STAY.”

Transfer Agent and Registrar

The transfer agent and registrar for the Paired Shares is American Stock Transfer & Trust Corporation, LLC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to ESH REIT’s qualification and taxation as a REIT and the holding, and disposition of the Paired Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the current, temporary and proposed regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding ESH REIT’s qualification as a REIT or any matter discussed in this summary. The summary is also based upon the assumption that the operation of ESH REIT, the Corporation, and each of their subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only and does not constitute tax advice. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances and does not address any tax rules that may apply to stockholders subject to special tax rules, such as:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons who mark-to-market the Paired Shares;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers, or traders in securities or commodities;

•	regulated investment companies and real estate investment trusts;

•	trusts and estates;

•	holders who receive the Paired Shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding the Paired Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons deemed to sell the Paired Shares under the constructive sale provisions of the Code;

•	non-U.S. stockholders (as defined below) who at any time have held, actually or constructively, more than 5% of the Paired Shares; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

In addition, this summary does not address any state, local or foreign tax consequences associated with the ownership of Paired Shares or ESH REIT’s election to be taxed as a REIT. This summary assumes that stockholders will hold their Paired Shares as capital assets, which generally means as property held for investment under the Code.

THE U.S. FEDERAL INCOME TAX TREATMENT OF ESH REIT AS A REIT AND HOLDERS OF PAIRED SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF THE HOLDING AND DISPOSITION OF PAIRED SHARES TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF PAIRED SHARES.

Taxation of ESH REIT

Prior to November 2013, ESH REIT was organized as a Delaware limited liability company, which elected to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for U.S. federal income tax purposes, commencing with ESH REIT’s short taxable year ending December 31, 2010. Pursuant to a series of transactions undertaken to implement the current structure prior to the initial public offering of Paired Shares in November 2013 (collectively, the “Pre-IPO Transactions”), ESH REIT converted to a Delaware corporation. ESH REIT believes that it has been organized and operated in a manner that will allow it to qualify for taxation as a REIT under the Code commencing with its short taxable year ending December 31, 2010, and ESH REIT intends to continue to be organized and operated in such a manner.

The law firm of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) has acted as ESH REIT’s counsel in connection with the filing of the registration statement of which this prospectus forms a part. ESH REIT expects to receive, in connection with this offering, the opinion of Fried Frank to the effect that ESH REIT has been organized in conformity with the requirements for qualification as a REIT under the Code, and that ESH REIT’s current and proposed method of operation, as described in this prospectus and in representations made to Fried Frank, should enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Fried Frank will be based on customary representations relating to ESH REIT’s organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that ESH REIT will at all times operate in accordance with the method of operation described in ESH REIT’s organizational documents and this prospectus. Additionally, the opinion of Fried Frank will rely upon factual representations and covenants that are expected to be made by ESH REIT’s management and affiliated entities, including representations relating to the value of assets, the sources of income, ESH REIT not being considered to own (actually or constructively) stock of any corporate lessee (including the Corporation) possessing 10 percent or more of the voting power or value of all classes of stock of the corporate lessee, the value of Class B common stock of ESH REIT being less than 50% of the value of all the shares of ESH REIT stock, the present and future conduct of ESH REIT’s business operations and other items regarding ESH REIT’s ability to meet the various requirements for qualification as a REIT. The Fried Frank opinion assumes that such representations and covenants are accurate and complete and that ESH REIT, its management and its affiliated entities will take no action inconsistent with ESH REIT’s qualification as a REIT. The application of the constructive ownership rules regarding certain aspects of determining a person’s constructive ownership of stock, including partnership allocations in respect of profits interests, is unclear. In the absence of guidance, the Fried Frank opinion will take the view that a partner’s profits interest in a partnership is determined based on the maximum amount of partnership profits potentially allocable to such partner on a cumulative basis, but there can be no assurance that the IRS or a court would agree with this interpretation. The opinion of Fried Frank will rely upon representations received from Centerbridge Partners, L.P., Paulson & Co., Inc., and the Blackstone Group, L.P. (each, a “Sponsor,” and collectively, the “Sponsors”) regarding the ownership structure of the Sponsor-managed funds and the actual and constructive ownership of Sponsor-managed funds including a representation that, to the best of the Sponsor’s knowledge, no entity owns, actually or constructively, 10 percent or more of the value of the shares of ESH REIT or of the Corporation as a result of shares of ESH REIT or the Corporation being attributed to such entity from one or more owners of such entity. While ESH REIT believes that it is organized, and it intends to operate, so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in ESH REIT’s circumstances or applicable law, no assurance can be given by Fried Frank or ESH REIT that ESH REIT has qualified or will so qualify for any particular year. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Fried Frank’s opinion covers the period through the date of filing the registration statement of which this prospectus form a part, and Fried Frank will have no obligation to advise ESH REIT or the holders of Paired Shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on ESH REIT’s ability to meet, on a continuing basis, through actual annual results of operations, asset composition, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which has not and will not be reviewed by Fried Frank. ESH REIT’s ability to qualify as a REIT also requires that it satisfies certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by ESH REIT. Such values may not be susceptible to a precise determination. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” Accordingly, no assurance can be given that the actual results of ESH REIT’s operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

ESH REIT’s ability to meet the requirements to qualify as a REIT for tax purposes also could be affected by the Pre-IPO Transactions, which were undertaken to implement the current structure. The Pre-IPO Transactions involved ESH REIT’s transfer to the Corporation of the lessees (the “Operating Lessees”) that lease the hotel properties from ESH REIT, and the Corporation’s acquisition of the assets of HVM LLC, the management company that managed the hotel properties, and ESH Hospitality Strategies LLC, the owner of the business’s trademarks and tradenames licensed to the Operating Lessees. For periods prior to the Pre-IPO Transactions, ESH REIT depended upon an exception to the related party rent rule for leases of “qualified lodging facilities” to taxable REIT subsidiaries managed by an “eligible independent contractor.” After the Pre-IPO Transactions, ESH REIT no longer relies on the exception to the related party rent rule. The IRS could seek to reorder or recast the Pre-IPO Transactions such that the exception to the related party rent rule for leases of “qualified lodging facilities” to taxable REIT subsidiaries managed by an “eligible independent contractor” was not available at all times prior to the Pre-IPO Transactions. If any such IRS assertion were upheld by a court, ESH REIT also could be precluded from being eligible to be treated as a REIT for 2013 and the following four years.

Provided that ESH REIT qualifies as a REIT, it will be entitled to a deduction for dividends that it pays and, therefore, generally will not be subject to U.S. federal corporate income tax on the portion of its taxable income that is currently distributed to holders of Class A common stock and Class B common stock of ESH REIT. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in an entity treated as a regular corporation for U.S. federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the stockholder level, to the extent the REIT distributes its taxable income to its equity holders. See “—Taxation of Taxable Holders of Paired Shares with Respect to ESH REIT Shares.”

Assuming ESH REIT qualifies for taxation as a REIT, it will be subject to U.S. federal income taxation as follows:

•	ESH REIT will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	ESH REIT may be subject to the “alternative minimum tax” on its items of tax preference, if any, including any deductions of net operating losses.

•	If ESH REIT has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions.”

•	If ESH REIT has: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, ESH REIT will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property ESH REIT acquires through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•	If ESH REIT fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which ESH REIT fails the 75% gross income test or (2) the amount by which ESH REIT fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect ESH REIT’s profitability.

•	If ESH REIT fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but such failure is due to reasonable cause and not due to willful neglect and ESH REIT nonetheless maintains its REIT qualification because of specified cure provisions, ESH REIT will be required to pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period in which ESH REIT failed to satisfy the asset tests.

•	If ESH REIT fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, ESH REIT may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	If ESH REIT fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, ESH REIT will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	ESH REIT may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor ESH REIT’s compliance with rules relating to the composition of ESH REIT stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between ESH REIT and any taxable REIT subsidiaries (“TRSs”) ESH REIT may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If ESH REIT acquires appreciated assets from a corporation which is or has been a regular C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation, ESH REIT will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate if, and to the extent, ESH REIT subsequently recognizes gain on a disposition of any such assets during the up to 10-year period following their acquisition from the regular C corporation. The results described in this paragraph assume that the regular C corporation will elect not to be subject to an immediate tax when the asset is acquired by ESH REIT.

•	ESH REIT may elect to retain and pay U.S. federal income tax on its net long-term capital gain. In that case, a holder of Class A common stock or Class B common stock of ESH REIT would include its proportionate share of ESH REIT’s undistributed long-term capital gain (to the extent ESH REIT makes a timely designation of such gain to such stockholder) in its income, would be deemed to have paid the tax that ESH REIT paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in such stockholder’s Class A common stock or Class B common stock of ESH REIT.

•	Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	ESH REIT may have subsidiaries or own interests in other lower-tier entities that are C corporations, including TRSs, the earnings of which generally will be subject to U.S. federal corporate income tax.

In addition, ESH REIT may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise, property and other taxes. ESH REIT could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or constructively (by virtue of certain attribution provisions of the Code), by five or fewer “individuals,” including certain specified entities (as defined in the Code);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)	that meets other tests, and satisfies all of the relevant filing, recordkeeping and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), and (7) through (9) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year; and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. ESH REIT has outstanding preferred stock with sufficient diversity of ownership to satisfy the requirement described in condition (5) above. ESH REIT believes that its existing base of shareholders provides sufficient diversity of ownership to satisfy the requirement described in condition (6) above. In addition, ESH REIT’s charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist ESH REIT in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. These stock ownership and transfer restrictions are described in “Description of Our Capital Stock—Limits on Ownership of Paired Shares and Restrictions on Transfer.” These restrictions, however, may not ensure that ESH REIT will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If ESH REIT fails to satisfy these share ownership requirements, except as provided in the next paragraph, ESH REIT’s status as a REIT will terminate. See “—Failure to Qualify.”

To monitor compliance with the share ownership requirements, ESH REIT is generally required to maintain records regarding the actual ownership of shares of ESH REIT stock. To do so, ESH REIT must demand written statements each year from the record holders of significant percentages of shares of ESH REIT stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by ESH REIT). A list of those persons failing or refusing to comply with this demand must be maintained as part of ESH REIT’s records. Failure by ESH REIT to comply with these record-keeping requirements could subject ESH REIT to monetary penalties. If ESH REIT satisfies these requirements and ESH REIT does not know and after exercising reasonable diligence would not have known that condition (6) is not satisfied, ESH REIT will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), ESH REIT has adopted and will continue to have a calendar year end, and thereby satisfy this requirement.

Paired Shares

Section 269B(a)(3) of the Code provides that if a REIT and a non-REIT are “stapled entities,” as such term is defined in Section 269B(c)(2), then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either entity qualifies as a REIT. The term “stapled entities” means any group of two or more entities if more than 50% in value of the beneficial ownership in each of such entities consists of “stapled interests.” If Section 269B(a)(3) applied to ESH REIT and the Corporation, then ESH REIT would not be able to satisfy the gross income tests (described below) and thus would not be eligible to be taxed as a REIT. ESH REIT believes that ESH REIT and the Corporation should not be “stapled entities” within the meaning of Section 269B(c)(2) of the Code. In November 2013, and again in May 2015, Duff & Phelps, LLC prepared a valuation opinion indicating that, as of such dates, the fair market value of all of the outstanding shares of the Class B common stock of ESH REIT represented less than 50% of the fair market value of all of the outstanding shares of stock of ESH REIT. We have not received an updated valuation opinion regarding the fair market value of the Class B common stock of ESH REIT compared to the total fair market value of all of the outstanding shares of sock of ESH REIT in connection with the filing of this prospectus. Nevertheless, we do not believe that anything has occurred since May 15, 2015, that would change the relative valuation of the shares. However, valuation is an inherently subjective matter, and the IRS could assert that Section 269B(a)(3) of the Code applies based on its view of the relative value of the classes of stock of ESH REIT so that ESH REIT and the Corporation are “stapled entities.” In that case, ESH REIT would not qualify as a REIT for tax purposes. If ESH REIT failed to qualify as a REIT under this rule and it was not entitled to relief under certain Code provisions, it would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify.

Assuming Section 269B(a)(3) of the Code does not apply to ESH REIT and the Corporation, the IRS could challenge the REIT status of ESH REIT on the basis that ESH REIT and the Corporation should be treated as one entity under general tax principles. Such assertion, if successful, could result in the loss of ESH REIT’s REIT status. If ESH REIT failed to qualify as a REIT under this rule and it was not entitled to relief under certain Code provisions, it would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify. In addition, if ESH REIT and the Corporation were treated as a single entity under the Code, such single entity’s income and assets would fundamentally differ from the type of income and assets required to qualify as a REIT. Thus, even if a relief provision under certain Code provisions were available, the Corporation and ESH REIT would likely need to further restructure their operations and/or ownership structure in order for ESH REIT to qualify as a REIT under the Code, and there is no assurance that any such restructuring could be accomplished. In general, such an assertion would only be upheld if the separate corporate identities of ESH REIT and the Corporation are a sham or unreal. Less than a majority of the Directors of ESH REIT are also Directors of the Corporation. In addition, ESH REIT and the Corporation have represented that they and the entities in which they own a direct or indirect interest will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm’s-length result. The IRS could also assert, based on the pairing arrangement, that the Class B common stock of ESH REIT is not freely transferrable. Such assertion, if successful, would result in the loss of ESH REIT’s REIT status. If ESH REIT failed to qualify as a REIT under this rule and it was not entitled to relief under certain Code provisions, it would be subject to a material tax liability and unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify. We believe that the Class B common stock is freely transferable by virtue of the Paired Shares being freely transferrable and that the holders of the Paired Shares, not the Corporation, should be treated as owning the Class B common stock. Finally, the IRS could also assert that the Corporation should be treated as owning all of the common stock of ESH REIT. If upheld, such an assertion would effectively eliminate the benefit of REIT status for ESH REIT.

Effect of Subsidiary Entities

Ownership of Interests in Partnerships and Limited Liability Companies

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets based on its pro rata share of capital interests in the partnership, subject to special rules relating to the 10% REIT asset test described below, and to earn its proportionate share of the partnership’s gross income for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, ESH REIT’s proportionate share of the assets and items of income of partnerships in which it owns an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of ESH REIT for purposes of applying the REIT requirements described below. Consequently, to the extent that ESH REIT directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect ESH REIT’s ability to qualify as a REIT, even though ESH REIT may have no control or only limited influence over the partnership. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

Ownership of Interests in Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purpose of the Code, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two if we do not elect with the subsidiary to treat it as a TRS. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and ESH REIT’s ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of ESH REIT’s total assets, as described below in “—Asset Tests.”

In the event that a disregarded subsidiary ceases to be wholly owned by ESH REIT (for example, if any equity interest in the subsidiary is acquired by a person other than ESH REIT or another disregarded subsidiary of ESH REIT), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a corporation for U.S. federal income tax purposes. Such an event could, depending on the circumstances, adversely affect ESH REIT’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. ESH REIT generally may not own more than 10% of the securities of a corporation, as measured by voting power or value, unless ESH REIT and such corporation elect to treat such corporation as a TRS. Unlike a disregarded subsidiary, a TRS is subject to U.S. federal corporate income tax on its earnings as regular C corporation, which may reduce the cash flow generated by ESH REIT and its subsidiaries in the aggregate and ESH REIT’s ability to make distributions to ESH REIT stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). A TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage a lodging facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging facility is operated. However, an exception permits a TRS to engage an eligible independent contractor to manage a lodging facility. ESH REIT may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of ESH REIT’s total assets. If dividends are paid to ESH REIT by one or more TRSs ESH REIT may own, then a portion of dividends that ESH REIT distributes to stockholders who are taxed at individual rates generally may, at the designation of ESH REIT, be eligible for taxation at preferential tax rates as qualified dividends rather than at ordinary income rates. See “—Taxation of Holders of Paired Shares with Respect to ESH REIT Shares—U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if, and to the extent that, the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. ESH REIT cannot assure you that it will be successful in avoiding this excise tax, if applicable.

Potential Reallocation of Income

ESH REIT, the Corporation and certain of the entities in which they own a direct or indirect interest are controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. It is the policy of ESH REIT and the Corporation to evaluate material intercompany transactions and to attempt to set the terms of such transactions so as to achieve substantially the same result as they believe would have been the case if they were unrelated parties. As a result, ESH REIT and the Corporation believe that (i) all material transactions between them and among them and the entities in which they own a direct or indirect interest have been and will be negotiated and structured with the intention of achieving an arm’s-length result, and (ii) the potential application of Section 482 of the Code should not have a material effect on ESH REIT or the Corporation. Application of Section 482 of the Code depends on whether, as a factual matter, transactions between commonly controlled entities are at arm’s-length. ESH REIT cannot assure you that Section 482 of the Code will not apply to reallocate income between or among ESH REIT, the Corporation or any of their affiliated entities.

In connection with the initial public offering of Paired Shares in November 2013, ESH REIT and the Corporation reset the rates of rent payable by the Corporation to ESH REIT under the operating leases. The new rates of rent were intended to reflect arm’s length terms. However, transfer pricing is an inherently subjective matter, and the IRS could, under Section 482 of the Code, assert that the rates of rent between the Corporation and ESH REIT do not reflect arm’s length terms. If the IRS were successful in asserting that the rates of rent were not on arm’s length terms ESH REIT could be treated as making constructive distributions to its shareholders, which could be deemed to be impermissible preferential dividends, that could impact ESH REIT’s ability to satisfy the annual distribution requirements and therefore fail to qualify for REIT status.

In February 2014, we received notice that the Company’s principal Operating Lessee would be subject to an audit by the IRS with respect to its 2011 taxable year, during which it was a taxable REIT subsidiary of ESH REIT. In November 2014, the IRS completed this audit and issued a no change letter. Despite this favorable outcome, the IRS may choose to audit the 2012 or 2013 taxable year for this Operating Lessee, or audit other open years for other taxpayers. While we believe that our rent provisions reflect arm’s-length terms, there can be no assurance that the IRS will agree in any potential audit.

Gross Income Tests

In order to maintain qualification as a REIT, ESH REIT annually must satisfy two gross income tests. First, at least 75% of ESH REIT’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of ESH REIT’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. ESH REIT intends to monitor the amount of its non-qualifying income and manage its portfolio of assets to comply with the gross income tests, but ESH REIT cannot assure you that it will be successful in this effort.

Dividend Income

ESH REIT may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Hedging Transactions

ESH REIT may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, swaptions, and options on such contracts, futures contracts, puts and calls, similar financial instruments or other financial instruments that ESH REIT deems appropriate. Except to the extent provided by Treasury Regulations, any income from a hedging transaction ESH REIT enters into (1) in the normal course of ESH REIT’s business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that ESH REIT enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. ESH REIT intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurances ESH REIT will be successful in this regard.

Rents from Real Property

To the extent that ESH REIT owns real property or interests therein, rents ESH REIT receives qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations. ESH REIT intends to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance ESH REIT will be successful in this regard.

In addition, in order for rents received by ESH REIT to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by ESH REIT. Moreover, for rents received to qualify as “rents from real property,” ESH REIT generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which ESH REIT derives no income or through a TRS. ESH REIT is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, ESH REIT may directly or indirectly provide non-customary services to tenants of its hotel properties without disqualifying all of the rent from the property if the greater of 150% of ESH REIT’s direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

For periods prior to the Pre-IPO Transactions, ESH REIT depended upon an exception to the related party rent rule for leases of “qualified lodging facilities” to taxable REIT subsidiaries managed by an “eligible independent contractor.” Pursuant to the Pre-IPO Transactions, the Operating Lessees were transferred to the Corporation and the exception to the related party rent rule relied on for periods prior to the Pre-IPO Transactions no longer applies. Following the Pre-IPO Transactions, ESH REIT derives substantially all of its income from the leasing of its hotel properties pursuant to operating leases between itself and certain entities wholly-owned by the Corporation. These leases provide for a fixed payment of base rent plus a percentage rent based on room and other revenues. The percentage rent is determined by calculating fixed percentages of the gross room revenues in excess of certain levels and adding fixed percentages of other types of gross revenues in excess of certain levels.

In order for the rents paid under the operating leases to constitute “rents from real property,” such leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the operating leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. ESH REIT has structured the operating leases, and intends to structure any future leases, so that the leases will be respected as true leases for U.S. federal income tax purposes. ESH REIT believes that the operating leases constitute and will continue to constitute true leases, although there can be no assurance that the IRS would not challenge the characterization of such leases or that the IRS would not prevail in such a challenge. If the operating leases were not respected as true leases for U.S. federal income tax purposes, ESH REIT would not likely be able to satisfy either the 75% or 95% gross income tests and would likely fail to qualify for REIT status.

The percentage rent under the operating leases will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the operating leases are entered into; (ii) are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as “rents from real property” if, considering the operating leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

ESH REIT and the Corporation believe that the operating leases conform with normal business practice and the percentage rent will be treated as “rents from real property.” ESH REIT does not intend, with respect to hotel properties that it may directly or indirectly acquire in the future, to charge rent that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).

In addition to the foregoing, rental income will qualify as rents from real property only to the extent that ESH REIT does not directly or constructively (by virtue of certain attribution provisions of the Code) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. Following the Pre-IPO Transactions, the Corporation is ESH REIT’s only tenant. If ESH REIT were to own, directly or constructively, 10% or more of any tenant, including the Corporation, the tenant would be a related party tenant and the rent paid by the tenant with respect to the leased property would not qualify as rents from real property for purposes of the 75% and 95% tests. Neither ESH REIT nor the Corporation believes that the Corporation is a related party tenant of ESH REIT.

Prior to the Pre-IPO Transactions, certain Sponsor-managed funds and investors in the Sponsor-managed funds owned more than 10% of the interests in ESH REIT. As a result, if no action had been taken, under the constructive ownership rules the stock of the Corporation could be attributed to ESH REIT, and the Corporation could be viewed as a related party tenant. In advance of the Pre-IPO Transactions, the Sponsors undertook certain steps intended to reduce the interest of such funds and the direct and indirect investors in the Sponsor-managed funds such that after the Pre-IPO Transactions, ESH REIT will not be considered to own, actually or constructively (by virtue of certain attribution provisions of the Code), stock in the Corporation representing 10% or more (by vote or value) of the Corporation’s outstanding stock. The ownership attribution rules that apply for purposes of the 10% threshold are complex, and it is uncertain as to how they apply in many circumstances, including how they apply to Paired Shares held by current owners. Despite the restructuring, these rules could result in ESH REIT owning, actually or constructively (by virtue of certain attribution provisions of the Code) stock in the Corporation representing 10% or more (by vote or value) of the Corporation’s outstanding stock. In particular, there is no clear guidance as to the application of these constructive ownership rules to partnership allocations in respect of profits interests, including certain profits interests in the direct or indirect owners of Paired Shares, and as a result there can be no assurance that the Corporation’s rental payments to ESH REIT will qualify as “rents from real property,” in which case ESH REIT would fail to qualify for REIT status. In the absence of guidance on this issue, the Fried Frank opinion will take the view that a partner’s profits interest in a partnership is determined based on the maximum amount of partnership profits potentially allocable to such partner on a cumulative basis. If such interpretation is incorrect, the Corporation could be treated as a “related party tenant” of ESH REIT, in which case ESH REIT would fail to qualify for REIT status. Moreover, events beyond our knowledge and control could result in a stockholder, including an investor in the Sponsors, owning 10% or more of the Paired Shares. The ownership attribution rules that apply for purposes of the 10% threshold are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, for instance, the acquisition of less than 10% of the outstanding Paired Shares (or the acquisition of an interest in an entity which owns Paired Shares) by an individual or entity could cause that individual or entity to be treated as owning in excess of 10% of ESH REIT. In addition, a person may be treated as owning 10 percent or more of the value of stock of ESH REIT by virtue of owning an interest in an entity other than a Sponsor-controlled fund that owns an interest in ESH REIT. Although ESH REIT intends to make timely annual demands of certain shareholders of record to disclose the beneficial owners of shares issued in their name, as required by the Treasury Regulations, monitoring actual or constructive ownership of Paired Shares, including by investors in the Sponsors, after the completion of the Pre-IPO Transactions on a continuous basis is not feasible. The charters of the Corporation and ESH REIT contain restrictions on the amount of shares of stock of either entity so that no person can own, actually or constructively (by virtue of certain attribution provisions of the Code), more than 9.8% of the outstanding shares of any class or series of stock of either ESH REIT or the Corporation. The Class A common stock of ESH REIT and the 125 shares of preferred stock of ESH REIT are not subject to the 9.8% ownership limitation under the charter of ESH REIT. However, given the breadth of the Code constructive ownership rules and the fact that it is not possible for ESH REIT and the Corporation to monitor actual and constructive ownership of Paired Shares, there can be no assurances that such restrictions will be effective in preventing any person from actually or constructively acquiring 9.8% or more of the outstanding shares of any class or series of stock of the Corporation. If the Corporation were treated as a “related party tenant” of ESH REIT, ESH REIT would not be able to satisfy either of the two gross income tests applicable to REITs and would fail to qualify for REIT status.

ESH REIT believes that the rent payable under the operating leases will be treated as “rents from real property” for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would cause a portion of the rent received to fail to qualify as “rents from real property.” If such failure were in sufficient amounts, ESH REIT would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

Interest Income

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Fee Income

Any fee income ESH REIT earns will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of ESH REIT’s gross income tests.

Failure to Satisfy the Gross Income Tests

ESH REIT intends to monitor its sources of income, including any non-qualifying income it receives, and manage ESH REIT’s assets so as to ensure its compliance with the gross income tests. ESH cannot assure you, however, that it will be able to satisfy the gross income tests. If ESH REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of ESH REIT to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, ESH REIT sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether ESH REIT would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving ESH REIT’s failure to satisfy the gross income tests, ESH REIT will not qualify as a REIT. As discussed above under “—Taxation of ESH REIT,” even where these relief provisions apply, ESH REIT will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which ESH REIT fails the 75% gross income test or (2) the amount by which ESH REIT fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect ESH REIT’s profitability. However, if ESH REIT’s failure is the result of its income from the leasing of the hotel properties to the Corporation not qualifying for purposes of the gross income test(s), such 100% tax could apply to all or substantially all of ESH REIT’s income because ESH REIT will derive all or substantially all of its income from leasing such hotel properties to the Corporation. In such event, these relief provisions would likely be prohibitively expensive even if such provisions were otherwise available to ESH REIT.

Asset Tests

ESH REIT, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of ESH REIT’s total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, certain building improvements, leasehold interests in real property, stock of other corporations that qualify as REITs and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by ESH REIT may not exceed 5% of the value of its total assets. Third, ESH REIT may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by ESH REIT may not exceed 25% of the value of ESH REIT’s total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, for purposes of applying the 10% value test, (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if ESH REIT, and any of its “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, ESH REIT’s interest as a partner in the partnership).

ESH REIT has and will continue to monitor the status of its assets for purposes of the various asset tests and will manage its portfolio and otherwise assure itself that it complies at all times with such tests. Because ESH REIT’s assets will consist primarily of land and improvements thereon, the values of some of its assets may not be susceptible to a precise determination. Although ESH REIT will seek to be prudent in making these estimates, there can be no assurances that the IRS would not disagree with these determinations and assert that a different value is applicable, in which case ESH REIT might not satisfy the 75% asset test and the other asset tests and, thus, ESH REIT could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, ESH REIT will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If ESH REIT fails to satisfy the asset tests because it acquires or increases its ownership of assets during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If ESH REIT fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, ESH REIT may dispose of sufficient assets (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of ESH REIT’s assets at the end of the relevant quarter or $10.0 million. If ESH REIT fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, ESH REIT is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which ESH REIT’s identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate of the net income generated by the non-qualifying assets during the period in which ESH REIT failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, ESH REIT is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)	the sum of:

•	90% of ESH REIT’s “REIT taxable income” (computed without regard to ESH REIT’s deduction for dividends paid and ESH REIT’s net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of ESH REIT’s income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by ESH REIT and received by each stockholder on December 31 of the year in which they are declared. In addition, at ESH REIT’s election, a distribution for a taxable year may be declared before ESH REIT timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to ESH REIT stockholders in the year in which paid, even though the distributions relate to ESH REIT’s prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards ESH REIT’s distribution requirement and to give rise to a tax deduction by ESH REIT, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that ESH REIT distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, ESH REIT may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, ESH REIT could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by ESH REIT. ESH REIT stockholders would then increase the adjusted basis of their stock in ESH REIT by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

If ESH REIT fails to distribute during each calendar year at least the sum of (a) 85% of ESH REIT’s REIT ordinary income for such year, (b) 95% of ESH REIT’s REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, ESH REIT will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which ESH REIT has paid U.S. federal corporate income tax. ESH REIT intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that ESH REIT, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash and (b) the inclusion of items in income by ESH REIT for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non-cash assets at rates or times ESH REIT regards as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. ESH REIT may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in ESH REIT’s deduction for dividends paid for the earlier year. In this case, ESH REIT may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, ESH REIT will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

If ESH REIT is unable to meet its debt service obligations, the 2012 Mortgage Loan will prevent ESH REIT from paying cash dividends with respect to its stock. In such case, in order to satisfy the REIT distribution requirements imposed by the Code, ESH REIT may be required to distribute taxable stock dividends to its stockholders principally in the form of additional shares of its stock. In addition, although it has no current intention to do so, ESH REIT may in the future distribute taxable stock dividends to its stockholders. ESH REIT might distribute additional shares of its Class A common stock, shares of Class B common stock and/or shares of its preferred stock to the Corporation and/or additional shares of its Class B common stock to the holders of its

Class B common stock. Taxable stockholders receiving such dividends may be required to include the full amount of the dividend as ordinary income to the extent of ESH REIT’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells its ESH REIT common or preferred shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the Paired Shares at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, ESH REIT may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in its common shares.

Prohibited Transactions

Net income a REIT derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. ESH REIT intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by ESH REIT directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which ESH REIT holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Tax on Built-In Gains

If ESH REIT acquires appreciated assets from a regular C corporation in a transaction, such as a formation transaction, in which the adjusted tax basis of the assets in ESH REIT’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the regular C corporation (a “carry-over basis transaction”), and if ESH REIT subsequently disposes of any such assets during the up to 10-year period following the acquisition of the assets from the regular C corporation, ESH REIT will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by ESH REIT over the basis of such assets on such date (such gains, “built-in gains”). However, the built-in gains tax will not apply if the regular C corporation elects to be subject to an immediate tax when the asset is acquired by ESH REIT. In connection with the formation transactions, ESH REIT does not expect that any such regular C corporation will make such an election. ESH REIT does not expect any tax payable by ESH REIT that is attributable to built-in gains to be material.

Failure to Qualify

In the event that ESH REIT violates a provision of the Code that would result in its failure to qualify as a REIT, ESH REIT may nevertheless continue to qualify as a REIT under specified relief provisions available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) ESH REIT pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to ESH REIT’s disqualification as a REIT for violations due to reasonable cause. If ESH REIT fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, it would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. ESH REIT may also be subject to U.S. state and local taxes if it fails to qualify as a REIT. Distributions to ESH REIT stockholders in any year in which ESH REIT is not a REIT will not be deductible by ESH REIT, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, under current law distributions to ESH REIT stockholders will generally be taxable as ordinary dividends paid by a regular C corporation. Such dividends paid to stockholders who are individual U.S. stockholders (as defined below) would be qualified dividend income, currently taxed at preferential rates, and dividends paid to corporate U.S. stockholders may be eligible for the dividends received deduction. Unless ESH REIT is entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, ESH REIT will be entitled to statutory relief.

Taxation of the Corporation

The Corporation is subject to U.S. federal income tax on its taxable income. The Corporation will be taxable on the dividends it receives from ESH REIT and will not be entitled to a dividends-received deduction with respect to such dividends.

Taxation of Holders of Paired Shares with Respect to ESH REIT Shares

U.S. Stockholders

This section summarizes the taxation of U.S. persons who hold Paired Shares and are not tax-exempt organizations (each a “U.S. stockholder”) with respect to ownership of Class B common stock of ESH REIT. For U.S. federal income tax purposes, a U.S. person is:

•	a citizen or an individual resident of the United States;

•	a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust which (1) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Class B common stock of ESH REIT, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Class B common stock of ESH REIT should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of Class B common stock of ESH REIT by the partnership.

Distributions from ESH REIT

Provided that ESH REIT qualifies as a REIT, distributions made to ESH REIT’s taxable U.S. stockholders out of ESH REIT’s current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income. In determining the extent to which a distribution with respect to common stock of ESH REIT constitutes a dividend for U.S. federal income tax purposes, ESH REIT’s earnings and profits will be allocated first to distributions with respect to ESH REIT preferred stock, if any, and then to ESH REIT Class B common stock and Class A common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable regular C corporations. Dividends from REITs received by corporate U.S. stockholders are not eligible for the dividends received deduction. With limited exceptions, dividends received by individual U.S. stockholders from ESH REIT that are not designated as capital gain dividends will continue to be taxed at rates applicable to ordinary income.

Distributions from ESH REIT that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of ESH REIT for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that ESH REIT elects under the applicable provisions of the Code to retain its net capital gains, U.S. stockholders will, at the designation of ESH REIT, be treated as having received, for U.S. federal income tax purposes, ESH REIT’s undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by ESH REIT on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in their shares of Class B common stock of ESH REIT by the difference between their allocable share of such retained capital gain and their share of the tax paid by ESH REIT. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at preferential rates in the case of U.S. stockholders who are individuals. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of ESH REIT’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis in the U.S. stockholder’s shares of the Class B common stock of ESH REIT in respect of which the distributions were made, but rather will reduce the adjusted tax basis in these shares. To the extent that such distributions exceed the adjusted tax basis in a U.S. stockholder’s shares of Class B common stock of ESH REIT, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by ESH REIT in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by ESH REIT and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by ESH REIT before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed as individuals, ESH REIT may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution is properly designated as qualified dividend income, currently taxed at preferential rates, provided that the U.S. stockholder has held the shares of Class B common stock of ESH REIT with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of ESH REIT distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by ESH REIT during such taxable year from regular C corporations (including any TRS in which ESH REIT may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by ESH REIT with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular C corporation over the U.S. federal income tax paid by ESH REIT with respect to such built-in gain.

Generally, dividends that ESH REIT receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a regular domestic C corporation (other than a REIT or a RIC), any TRS ESH REIT may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that ESH REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of ESH REIT” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by ESH REIT, which are generally subject to tax in the hands of U.S. stockholders to the extent that ESH REIT has current or accumulated earnings and profits.

Dispositions of Shares of Class B Common Stock of ESH REIT

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of shares of Class B common stock of ESH REIT in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s aggregate adjusted tax basis in its shares of Class B common stock of ESH REIT at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis in its shares of Class B common stock of ESH REIT will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of their shares of Class B common stock of ESH REIT will be subject to tax at preferential rates, if the shares of Class B common stock of ESH REIT are held for more than 12 months, and will be taxed at ordinary income rates if shares of Class B common stock of ESH REIT are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the same rates as apply to ordinary income, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of shares of Class B common stock of ESH REIT held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Class B common stock of ESH REIT by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from ESH REIT that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by ESH REIT in respect of, and gain arising from the sale or exchange by a U.S. stockholder of shares of Class B common stock of ESH REIT will generally not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of Class B common stock of ESH REIT. Distributions made by ESH REIT, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of Class B common stock of ESH REIT.

Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held shares of Class B common stock of ESH REIT as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) shares of Class B common stock of ESH REIT are not otherwise used in an unrelated trade or business and (3) ESH REIT does not hold an asset that gives rise to “excess inclusion income” within the meaning of the Code, distributions from ESH REIT and income from the sale of shares of Class B common stock of ESH REIT generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from ESH REIT as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in shares of Class B common stock of ESH REIT. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning shares of Class B common stock of ESH REIT.

Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of Class B common stock of ESH REIT that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on Paired Shares with respect to the purchase, ownership and sale of shares of Class B common stock of ESH REIT, including any reporting requirements.

Distributions from ESH REIT

A non-U.S. stockholder that receives a distribution from ESH REIT that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that ESH REIT does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that ESH REIT pays such distributions out of its respective current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of any such distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of ESH REIT’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the non-U.S. stockholder’s adjusted basis in its shares of Class B common stock of ESH REIT. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder’s adjusted basis in its shares of Class B common stock of ESH REIT. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both ESH REIT’s current and accumulated earnings and profits and the adjusted basis in its shares of Class B common stock of ESH REIT, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed ESH REIT’s current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded ESH REIT’s current and accumulated earnings and profits. Assuming that ESH REIT is a United States real property holding corporation (a “USRPHC”) (see “—Dispositions of Shares of Class B Common Stock of ESH REIT”) we must withhold 10% of any distribution that exceeds ESH REIT’s current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which ESH REIT qualifies as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from the sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on REIT distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case they would also be required to file U.S. tax returns with respect to such gains. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. ESH REIT would be required to withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount ESH REIT withholds.

However, if Class B common stock of ESH REIT is regularly traded on an established securities market located in the United States, capital gain distributions on Class B Shares that are attributable to the gain from sales or exchanges of real property interests by ESH REIT will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of the shares of Class B common stock of ESH REIT (actually or constructively) at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions from ESH REIT in the same manner as they are subject to withholding tax on ordinary dividends. While there is no direct authority addressing whether a component of a paired interest will be considered to be traded on an established securities market by virtue of the paired interest being considered to be traded on an established securities market, we intend to take the position that the Class B common stock of ESH REIT will be regularly traded on an established securities market in the United States following this offering. If the Paired Shares are not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of the shares of Class B common stock of ESH REIT at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to ESH REIT’s sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of the Paired Shares during the 30-day period preceding the a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire the shares within 61 days of the first day of the 30-day period described above, and any portion of such ESH REIT dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts ESH REIT designates as retained capital gains in respect of the shares of Class B common stock of ESH REIT generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by ESH REIT of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by ESH REIT on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by ESH REIT exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Dispositions of Shares of Class B Common Stock of ESH REIT

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of Class B common stock of ESH REIT if ESH REIT is a USRPHC during a specified testing period. If at least 50% of a U.S. corporation’s assets are USRPIs, then the U.S. corporation will be a USRPHC. ESH REIT anticipates that it will be a USRPHC based on the composition of its assets. However, even if ESH REIT is a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain attributable to the sale of shares of Class B common stock of ESH REIT if ESH REIT is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We intend to take the position that ESH REIT is a domestically controlled REIT under the Code. However, there can be no assurance that the IRS will not challenge this treatment of that a court would not sustain such a challenge. Regardless of whether ESH REIT qualifies as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of Class B common stock of ESH REIT, an additional exception to the tax under FIRPTA may be available if shares of Class B common stock of ESH REIT are regularly traded on an established securities market. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	shares of Class B common stock of ESH REIT are treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of shares of Class B common stock of ESH REIT at all times during a specified testing period.

As noted above, we intend to take the position that shares of Class B common stock of ESH REIT will be regularly traded on an established securities market following this offering.

If the gain on the sale of shares of Class B common stock of ESH REIT were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Withholding

ESH REIT will report to holders of shares of Class B common stock of ESH REIT and to the IRS the amount of distributions paid each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the applicable rate (currently 28%) with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Taxation of Holders of Paired Shares with Respect to Shares of Common Stock of the Corporation

U.S. Stockholders

This section summarizes the taxation of U.S. persons who hold Paired Shares that are not tax-exempt organizations (each a “U.S. stockholder” as defined above) with respect to ownership of shares of common stock of the Corporation.

Distributions from the Corporation

Distributions from the Corporation up to the amount of the Corporation’s current or accumulated earnings and profits will constitute dividends and be taken into account by U.S. stockholder as ordinary income. Dividends paid to a noncorporate U.S. stockholder by the Corporation that constitute qualified dividend income will be taxable to the shareholder at the preferential rates applicable to long-term capital gains provided that the shareholder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends paid to corporate U.S. stockholders may be eligible for the dividends received deduction. Distributions in excess of the Corporation’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis in the U.S. stockholder’s shares of common stock of the Corporation, but rather will reduce the adjusted basis in such shares of common stock of the Corporation. To the extent that such distributions exceed the adjusted basis in a U.S. stockholder’s shares of common stock of the Corporation they will be included in a U.S. stockholder’s income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

Dispositions of Shares of Common Stock of the Corporation

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of shares of common stock of the Corporation in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s aggregate adjusted tax basis in shares of common stock of the Corporation at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis in its shares of common stock of the Corporation will equal the U.S. stockholder’s acquisition cost reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of Corporation stock will be subject to U.S. federal income tax at preferential rates, if the Corporation stock is held for more than 12 months, and will be taxed at ordinary income rates if Corporation stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the same rates that apply to ordinary income, whether or not classified as long-term capital gains.

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of Corporation stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on, and capital gains from, the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of common stock of the Corporation.

Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of common stock of the Corporation as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) shares of common stock of the Corporation are not otherwise used in an unrelated trade or business, distributions from the Corporation and income from the sale of Corporation stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning shares of common stock of the Corporation.

Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of common stock of the Corporation that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of shares of common stock of the Corporation, including any reporting requirements.

Distributions from the Corporation

A non-U.S. stockholder that receives a distribution from the Corporation will recognize ordinary income to the extent that the Corporation pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of any such distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E with us evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of the Corporation’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the non-U.S. stockholder’s adjusted basis in its shares of common stock of the Corporation. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder’s adjusted basis in its shares of common stock of the Corporation. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both the Corporation’s current and accumulated earnings and profits and the adjusted basis in its shares of common stock of the Corporation, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed the Corporation’s current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded the Corporation’s current and accumulated earnings and profits. Assuming that the Corporation is a USRPHC (see “—Dispositions of Shares of Common Stock of the Corporation”) we must withhold 10% of any distribution that exceeds the Corporation’s current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Dispositions of Shares of Common Stock of the Corporation

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of common stock of the Corporation if the Corporation is a USRPHC during a specified testing period. If at least 50% of a U.S. corporation’s assets are USRPIs, then the U.S. corporation will be a USRPHC. Assuming ESH REIT is a USRPHC, the Corporation anticipates that it will be a USRPHC as a result of holding 100% of the Class A Shares of ESH REIT. If the common stock of the Corporation is regularly traded on an established securities market, an exception to the tax under FIRPTA may be available. Under this exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	common stock of the Corporation is treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of shares of common stock of the Corporation at all times during a specified testing period.

While there is no direct authority addressing whether a component of a paired interest will be considered to be traded on an established securities market by virtue of the paired interest being considered to be traded on an established securities market, we intend to take the position that the common stock of the Corporation will be regularly traded on an established securities market in the United States following this offering.

If the gain on the sale of shares of common stock of the Corporation were taxed under FIRPTA, in whole or in part, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Withholding

Distributions paid by the Corporation may be subject to information reporting and withholding. See the section above entitled “Taxation of Holders of Paired Shares with Respect to ESH REIT Shares—Non-U.S. Stockholders—Information Reporting Requirements and Withholding” for a discussion of these rules.

Additional Considerations for Holders of Paired Shares

Foreign Accounts

Withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities under certain circumstances. More specifically, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own Paired Shares through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. The 30% withholding tax, pursuant to Treasury Regulations and IRS guidance, is generally imposed on payments occurring after June 30, 2014 with respect to dividends, and after December 31, 2016, with respect to gross proceeds from the sale or other disposition of, Paired Shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

ESH REIT, the Corporation and holders of Paired Shares may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of ESH REIT, the Corporation and holders of Paired Shares may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by ESH REIT would not pass through to holders of Paired Shares as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Paired Shares.

Legislative or Other Actions Affecting REITs

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation, or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. ESH REIT and holders of Class B common stock could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation, which could effectively eliminate our structure, and in turn, adversely affect the market price of the Paired Shares.

PLAN OF DISTRIBUTION

General

We or any selling stockholders may sell the Paired Shares covered by this prospectus from time to time using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of the Paired Shares by us or any selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We or any selling stockholders may offer the Paired Shares to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of the Paired Shares, the Paired Shares will be acquired by the underwriters for their own account. The underwriters may resell the Paired Shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of the Paired Shares, underwriters may receive compensation from us or any selling stockholders for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Paired Shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 10% for any offering under this registration statement. Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views the Paired Shares as interests in a direct participation program, sales of the Paired Shares will be made in compliance with FINRA Rule 2310. Investor suitability with respect to the Paired Shares should be judged similarly to other equity securities that are listed for trading on a national securities exchange.

If we or any selling stockholders use an underwriter or underwriters to effectuate the sale of Paired Shares, we or any such selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those Paired Shares. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those Paired Shares. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Paired Shares, the obligations of the underwriters to purchase the Paired Shares will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the Paired Shares offered if any of the Paired Shares are purchased.

In effecting sales, brokers or dealers engaged by us or any selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us or any selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We or any selling stockholders may also sell the Paired Shares from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such Paired Shares and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

We or any selling stockholders may sell Paired Shares directly to purchasers. In this case, we or any such selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders’ Paired Shares or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Paired Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of the Paired Shares by any stockholder. We cannot assure you that any selling stockholder will sell any or all of the Paired Shares offered by it pursuant to this prospectus. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift the Paired Shares by other means not described in this prospectus. Moreover, the Paired Shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the Paired Shares owned by it. The pledgees, secured parties or persons to whom the Paired Shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s Paired Shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s Paired Shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the Paired Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Paired Shares offered under this prospectus may be used to cover short sales.

Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Paired Shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the Paired Shares by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the Paired Shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the Paired Shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable Paired Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Paired Shares acquired in the distribution. A selling stockholder that is an individual may make gifts of Paired Shares covered hereby. Such donees may use the prospectus to resell the Paired Shares or, if required by law, we may file a prospectus supplement naming such donees.

Indemnification

We or any selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of the Paired Shares may be entitled to indemnification by us or any such selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Paired Shares. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the Paired Shares offered by this prospectus and certain U.S. federal income tax matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated and combined financial statements of Extended Stay America, Inc. and subsidiaries and the related financial statement schedule, incorporated by reference in this prospectus from the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc. and the effectiveness of Extended Stay America, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

The consolidated financial statements of ESH Hospitality Inc. and subsidiaries and the related financial statement schedule, incorporated by reference in this prospectus from the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc. and the effectiveness of ESH Hospitality, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

•	our combined annual report on Form 10-K for the year ended December 31, 2014;

•	portions of the Extended Stay America, Inc. proxy statement and ESH Hospitality, Inc. proxy statement, each filed on April 21, 2015, which are incorporated by reference into our combined annual report on Form 10-K for the year ended December 31, 2014;

•	our combined quarterly report on Form 10-Q for the quarter ended March 31, 2015; and

•	our current reports on Form 8-K filed with the SEC on February 26, 2015 (Item 8.01 only), March 10, 2015, April 30, 2015 (Item 8.01 only), May 1, 2015, May 18, 2015 and May 21, 2015.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus (excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

Extended Stay America, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

Attention: Secretary

Telephone: (980) 345-1600

WHERE YOU CAN FIND MORE INFORMATION

The issuers have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Paired Shares. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the issuers and the Paired Shares, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

The issuers are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, jointly file periodic reports, proxy statements and other information with the SEC. The issuers file combined annual, quarterly and current reports and other information with the SEC. The issuers’ filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available free of charge on our website under the heading “Investor Relations” at www.extendedstayamerica.com. The information contained on our corporate website or any other website that we may maintain, as well as future filings with the SEC, are not and will not be part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document the issuers file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

12,750,000 Paired Shares

Extended Stay America, Inc.

ESH Hospitality, Inc.

J.P. Morgan